EXHIBIT 10(I)

                              AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT

                                      among

                               LENNAR CORPORATION

                                       and

                              CERTAIN SUBSIDIARIES

                                       and

                       THE FIRST NATIONAL BANK OF CHICAGO,
                            BANK OF AMERICA ILLINOIS,
                       THE FIRST NATIONAL BANK OF BOSTON,
                         CREDIT LYONNAIS ATLANTA AGENCY,
                      CREDIT LYONNAIS CAYMAN ISLAND BRANCH,
                                 COMERICA BANK,
                           NATIONSBANK, N.A. (SOUTH),
                    THE FUJI BANK, LIMITED, NEW YORK BRANCH,
                      BARNETT BANK OF SOUTH FLORIDA, N.A.,
                 THE DAI-ICHI KANGYO BANK, LTD., ATLANTA AGENCY,
             THE INDUSTRIAL BANK OF JAPAN, LIMITED, ATLANTA AGENCY,
                            THE SAKURA BANK, LIMITED,
                                KREDIETBANK N.V.,
                     THE SANWA BANK LIMITED, ATLANTA AGENCY,
                         GUARANTY FEDERAL BANK, F.S.B.,

                                       and

                       THE FIRST NATIONAL BANK OF CHICAGO,
                                    As Agent

                          Closing Date: March 13, 1996


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                                TABLE OF CONTENTS
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
ARTICLE I             Certain Defined Terms................................................  1
        SECTION 1.01.        Certain Defined Terms.........................................  1
        SECTION 1.02.        Computation of Time Periods................................... 20
        SECTION 1.03.        Accounting Terms.............................................. 20

ARTICLE II            Amounts and Terms of the Advances.................................... 21
        SECTION 2.01.        Outstanding Loans; Loans Prior to the Termination
                             Date; Maximum Credit Facilities............................... 21
        SECTION 2.02.        Ratable Loans................................................. 21
        SECTION 2.03.        Types of Advances; Final Maturity............................. 22
        SECTION 2.04.        Mandatory Principal Payments.................................. 22
        SECTION 2.05.        Optional Principal Payments................................... 22
        SECTION 2.06.        Commitment Fee and Reduction of Commitments................... 22
        SECTION 2.07.        [INTENTIONALLY DELETED]....................................... 24
        SECTION 2.08.        Method of Borrowing........................................... 24
        SECTION 2.09.        Method of Selecting Types and Interest
                             Periods for Advances.......................................... 24
        SECTION 2.10.        Method of Selecting Types and Interest Periods for
                             Conversion and Continuation of Advances....................... 25
        SECTION 2.11.        Minimum Amount of Each Advance................................ 26
        SECTION 2.12.        Rate after Maturity........................................... 26
        SECTION 2.13.        Method of Payment............................................. 26
        SECTION 2.14.        Notes; Telephonic Notices..................................... 27
        SECTION 2.15.        Interest Payment Dates; Interest and Fee Basis................ 27
        SECTION 2.16.        Notification of Advances, Interest Rates, Prepay
                             ments and Commitment Reductions............................... 28
        SECTION 2.17.        Lending Installations......................................... 28
        SECTION 2.18.        Non-Receipt of Funds by the Agent............................. 28
        SECTION 2.19.        Withholding Tax Exemption..................................... 28
        SECTION 2.20.        Unconditional Obligation to Make Payments..................... 29
        SECTION 2.21.        Compensating Balances......................................... 29


                                    - (i) -
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ARTICLE III           Change In Circumstances.............................................. 30
        SECTION 3.01.        Yield-Protection.............................................. 30
        SECTION 3.02.        Changes in Capital Adequacy Regulations....................... 30
        SECTION 3.03.        Availability of Types of Advances............................. 31
        SECTION 3.04.        Funding Indemnification....................................... 31
        SECTION 3.05.        Lender Statements: Survival of Indemnity...................... 31

ARTICLE IV            Representations and Warranties....................................... 32
        SECTION 4.01.        Organization, Powers, etc..................................... 32
        SECTION 4.02.        Authorization and Validity of this Agreement, etc............. 32
        SECTION 4.03.        Financial Statements.......................................... 33
        SECTION 4.04.        No Material Adverse Effect.................................... 33
        SECTION 4.05.        Title to Properties........................................... 33
        SECTION 4.06.        Litigation.................................................... 34
        SECTION 4.07.        Payment of Taxes.............................................. 34
        SECTION 4.08.        Agreements.................................................... 35
        SECTION 4.09.        Foreign Direct Investment Regulations......................... 35
        SECTION 4.10.        Federal Reserve Regulations................................... 35
        SECTION 4.11.        Consents, etc................................................. 35
        SECTION 4.12.        Compliance with Applicable Laws............................... 36
        SECTION 4.13.        Relationship of the Borrower.................................. 36
        SECTION 4.14.        Subsidiaries; Joint Ventures.................................. 36
        SECTION 4.15.        ERISA......................................................... 37
        SECTION 4.16.        Investment Company Act........................................ 37
        SECTION 4.17.        Public Utility Holding Company Act............................ 37
        SECTION 4.18.        Subordinated Debt............................................. 38
        SECTION 4.19.        Post-Retirement Benefits...................................... 38
        SECTION 4.20.        Insurance..................................................... 38
        SECTION 4.21.        Environmental Representations................................. 38
        SECTION 4.22.        No Misrepresentation.......................................... 38

ARTICLE V             Conditions Precedent................................................. 39
        SECTION 5.01.        Conditions of Effectiveness................................... 39
        SECTION 5.02.        Conditions Precedent to All Borrowings........................ 42

                                    - (ii) -
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ARTICLE VI            Affirmative Covenants................................................ 43
        SECTION 6.01.        Existence, Properties, etc.................................... 43
        SECTION 6.02.        Notice........................................................ 43
        SECTION 6.03.        Payments of Debts, Taxes, etc................................. 44
        SECTION 6.04.        Accounts and Reports.......................................... 44
        SECTION 6.05.        Access to Premises and Records................................ 49
        SECTION 6.06.        Maintenance of Properties and Insurance....................... 49
        SECTION 6.07.        Financing; New Investments.................................... 50
        SECTION 6.08.        Compliance with Applicable Laws............................... 50
        SECTION 6.09.        Change in Collateral.......................................... 51
        SECTION 6.10.        Advances to the Mortgage Banking Subsidiaries................. 51
        SECTION 6.11.        Use of Proceeds............................................... 51

ARTICLE VII           Negative Covenants................................................... 52
        SECTION 7.01.        Tangible Net Worth............................................ 52
        SECTION 7.02.        Ratio of Liabilities to Adjusted Tangible Net Worth........... 52
        SECTION 7.03.        Guaranties.................................................... 52
        SECTION 7.04.        Sale of Assets; Acquisitions; Merger.......................... 53
        SECTION 7.05.        Investments................................................... 54
        SECTION 7.06.        Disposition, Encumbrance or Issuance of Certain
                             Stock......................................................... 55
        SECTION 7.07.        Subordinated Debt............................................. 55
        SECTION 7.08.        Housing Unit.  ............................................... 55
        SECTION 7.09.        Construction in Progress...................................... 55
        SECTION 7.10.        Limitation on Unsecured Debt.................................. 56
        SECTION 7.11.        No Margin Stock............................................... 56
        SECTION 7.12.        Mortgage Banking Subsidiaries' Capital Ratio.................. 56
        SECTION 7.13.        Transactions with Affiliates.................................. 56
        SECTION 7.14.        Restrictions on Advances to Mortgage Banking
                             Subsidiaries.................................................. 56
        SECTION 7.15.        Adjusted Net Worth of Mortgage Banking
                             Subsidiaries.................................................. 57
        SECTION 7.16.        Liens and Encumbrances........................................ 57

                                   - (iii) -
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ARTICLE VIII          Collateral........................................................... 58
        SECTION 8.01.        Security for Obligations...................................... 58
        SECTION 8.02.        Collateral Value.............................................. 59
        SECTION 8.03.        Releases...................................................... 59
        SECTION 8.04.        Substitute or Additional Collateral........................... 60
        SECTION 8.05.        Collateral Documentation...................................... 60
        SECTION 8.06.        Powers and Duties of the Borrower with Respect to the
                             Collateral.................................................... 62
        SECTION 8.07.        Power of Attorney............................................. 63

ARTICLE IX            Events of Default.................................................... 63
        SECTION 9.01.        Events of Default............................................. 63
        SECTION 9.02.        Right to Rescind Acceleration................................. 66
        SECTION 9.03.        Rights as to Collateral....................................... 66
        SECTION 9.04.        Application of Funds.......................................... 68

ARTICLE X             The Agent............................................................ 69
        SECTION 10.01.       Appointment................................................... 69
        SECTION 10.02.       Powers........................................................ 69
        SECTION 10.03.       General Immunity.............................................. 70
        SECTION 10.04.       No Responsibility for Loans, Recitals, etc.................... 70
        SECTION 10.05.       Employment of Agents and Counsel.............................. 70
        SECTION 10.06.       Reliance on Documents; Counsel................................ 70
        SECTION 10.07.       No Waiver of Rights........................................... 71
        SECTION 10.08.       Knowledge of Event of Default................................. 71
        SECTION 10.09.       Agent's Reimbursement and Indemnification..................... 71
        SECTION 10.10.       Notices to the Borrower....................................... 72
        SECTION 10.11.       Action on Instructions of Lenders............................. 72
        SECTION 10.12.       Lender Credit Decision........................................ 72
        SECTION 10.13.       Resignation or Removal of the Agent........................... 72
        SECTION 10.14.       Benefits of Article X......................................... 73

ARTICLE XI            Setoff; Ratable Payments............................................. 73
        SECTION 11.01.       Setoff........................................................ 73
        SECTION 11.02.       Ratable Payments.............................................. 73

                                    - (iv) -
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ARTICLE XII           Benefit of Agreement; Assignments; Participations.................... 74
        SECTION 12.01.       Successors and Permitted Assigns.............................. 74
        SECTION 12.02.       Participations................................................ 74
        SECTION 12.03.       Assignments................................................... 75

ARTICLE XIII          Miscellaneous........................................................ 77
        SECTION 13.01.       Notice........................................................ 77
        SECTION 13.02.       Survival of Representations................................... 77
        SECTION 13.03.       Expenses...................................................... 77
        SECTION 13.04.       Indemnification of the Lenders and the Agent.................. 78
        SECTION 13.05.       Maximum Interest Rate......................................... 78
        SECTION 13.06.       Modification of Agreement..................................... 79
        SECTION 13.07.       Preservation of Rights........................................ 79
        SECTION 13.08.       Joint and Several Obligations of Borrower; Several
                             Obligations of Lenders........................................ 80
        SECTION 13.09.       Severability.................................................. 80
        SECTION 13.10.       Counterparts.................................................. 80
        SECTION 13.11.       Representation and Warranty by the Lenders.................... 80
        SECTION 13.12.       The Company as Agent for Each Other Borrower.................. 80
        SECTION 13.13.       Loss, etc., Notes............................................. 81
        SECTION 13.14.       Governmental Regulation....................................... 81
        SECTION 13.15.       Taxes......................................................... 81
        SECTION 13.16.       Headings...................................................... 81
        SECTION 13.17.       Entire Agreement.............................................. 81
        SECTION 13.18.       CHOICE OF LAW................................................. 81
        SECTION 13.19.       CONSENT TO JURISDICTION....................................... 82
        SECTION 13.20.       WAIVER OF JURY TRIAL.......................................... 82

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                                    - (v) -
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        AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, dated as of March 13,
1996, among LENNAR CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Company"), the Subsidiaries of the Company
listed in Schedule I hereto (said Subsidiaries, together with the Company, hereinafter individually and collectively referred to as the "Borrower"), the lenders listed in Schedule II hereto (hereinafter collectively referred to as the "Lenders"), and THE FIRST NATIONAL BANK OF CHICAGO, as Agent (the "Agent").

                                    RECITALS

        Certain entities comprising the Borrower, certain of the Lenders, and the Agent are parties to a Revolving Credit Agreement dated as of July 29, 1994, as amended through the Fourth Amendment dated July 31, 1995 ("Existing Credit
Agreement"). The Borrower has requested that the Lenders extend credit to the Borrower by amending the Existing Credit Agreement to provide to the Borrower revolving credit loans in an aggregate principal amount outstanding from time to time not exceeding $450,000,000, and the Lenders are willing to extend such credit to the Borrower upon the terms and subject to the conditions hereinafter set forth.

                                    AGREEMENT

        In consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:




                                    ARTICLE I

                              CERTAIN DEFINED TERMS

        SECTION 1.01. CERTAIN DEFINED TERMS. CERTAIN DEFINED TERMS. As used herein, each of the following terms shall have the meaning ascribed to it below, which meaning shall be applicable to both the singular and plural forms of the terms defined:

        "ADJUSTED TANGIBLE NET WORTH" means Tangible Net Worth plus the Net Cash
Invested in Pools, to the extent such amount is included in the Borrowing Base.

        "ADVANCE" means a borrowing hereunder consisting of the aggregate amount of the several Loans made by the Lenders to the Borrower of the same Type and, in the case of Fixed Rate Advances, for the same Interest Period.


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        "AFFILIATE" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

        "AFSI" means Ameristar Financial Services, Inc.

        "AGENT" means The First National Bank of Chicago in its capacity as agent for the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article X.

        "AGGREGATE COMMITMENT" means the aggregate of the Commitments of all the Lenders, as increased or reduced from time to time pursuant to the terms hereof.

        "AGREEMENT" means this Amended and Restated Revolving Credit Agreement, as it may be further amended or modified and in effect from time to time.

        "AGREEMENT ACCOUNTING PRINCIPLES" means generally accepted accounting principles as in effect from time to time in the United States, applied in a manner consistent with those used in preparing the financial statements referred to in Section 4.03.

        "APPLICABLE MARGIN", in the event that the Company or the Company's senior unsecured long-term debt is rated without regard to credit enhancement by both Standard & Poor's and Moody's, shall be determined in accordance with the following table, such Applicable Margin to remain in effect for each Interest
Period (with respect to Fixed Rate Loans) during all of which the applicable rating Level shall remain in effect:

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=============================================================================================================
                 LEVEL I             LEVEL II             LEVEL III          LEVEL IV          LEVEL V
-------------------------------------------------------------------------------------------------------------
Credit        If the Company      If the Company      If the Company       If the Company     All other
Quality       or the Company's    or the              or the Company's     or the             ratings apply
              senior unsecured    Company's           senior unsecured     Company's          or no ratings
              long-term debt      senior              long-term debt       senior             exist
              rating is equal     unsecured           rating is equal      unsecured
              to or better        long-term debt      to or better         long-term debt
              than BBB+ from      rating is equal     than BBB- from       rating is equal
              S&P or Baa1 from    to or better        S&P or Baa3 from     to or better
              Moody's             than BBB from       Moody's, but         than BB+ from
                                  S&P or Baa2         insufficient to      S&P or Ba1 from
                                  from Moody's,       achieve Level II     Moody's, but
                                  but                                      insufficient to
                                  insufficient to                          achieve Level
                                  achieve Level I                          III
-------------------------------------------------------------------------------------------------------------
Applicable    0% per annum        0% per annum        0% per annum         0% per annum       0% per annum
Margin For
Floating
Rate
Loans
-------------------------------------------------------------------------------------------------------------
Applicable    .40% per annum      .50% per annum      .75% per annum       1.00% per annum    1.25% per annum
Margin For
Eurodollar
Loans
-------------------------------------------------------------------------------------------------------------
Applicable    .40% per annum      .50% per annum      .75% per annum       1.00% per annum    1.25% per annum
Margin For
Fixed CD
Rate
Loans
=============================================================================================================

        Notwithstanding the foregoing, if such applicable rating Level by Moody's is more than one Level different from the applicable rating Level by Standard & Poor's, the Applicable Margin shall correspond to that of one Level higher than the lower of such Levels (E.G., if Moody's rating is Baa1 (Level I) and Standard & Poor's rating is BB+ (Level IV), the applicable rating Level would be Level II). If the Company or the Company's senior unsecured long-term debt is rated without regard to credit enhancement by either Standard & Poor's or Moody's (but not both), the Applicable Margin for Eurodollar Loans and Fixed CD Rate Loans shall be determined in accordance with the foregoing table, but increased by .125% if Levels I, II, III or IV are applicable and 0% if Level V is applicable. If the Company or the Company's senior unsecured long-term debt is not rated without regard to credit enhancement by either Moody's or Standard & Poor's, the Applicable Margin for Eurodollar Loans and Fixed CD Rate Loans shall be determined in accordance with the foregoing table as if Level V was applicable. Borrower acknowledges that the Company is currently rated BBB- by Standard & Poor's and unrated by Moody's; and, accordingly, .875% per annum is currently the Applicable Margin for Fixed Rate Loans. Any change in such ratings shall result in a change in the Applicable Margin as of the beginning of the next succeeding applicable Interest Period for Fixed Rate Loans, and Borrower shall notify Agent of any such rate

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change within five days thereof. If, within sixty (60) days following any anniversary of the Effective Date, the Company has not delivered to Agent written confirmation by each such rating agency of such agency's rating of the Company or the Company's senior unsecured long-term debt as of such anniversary, then the Applicable Margin shall be calculated retroactively from such anniversary as if neither the Company nor such debt were rated by such agency.

        "APPRAISED VALUE" means, with respect to an interest in Real Estate as of a given date, the then current fair market value of that interest as determined in accordance with generally accepted methods of appraising by a qualified appraiser, selected by the Agent (after application by the Agent of the standards and procedures set forth in Section 8.01), who is a member of the American Institute of Real Estate Appraisers or of another nationally recognized group of professional appraisers.

        "ARTICLE" means an article of this Agreement unless another document is specifically referenced.

        "ASSESSMENT RATE" means, for any CD Interest Period, the assessment rate per annum (rounded upwards to the next higher multiple of 1/100 of 1% if the rate is not such a multiple) payable to the Federal Deposit Insurance Corporation (or any successor) for the insurance of domestic deposits of First Chicago, as estimated by First Chicago on the first day of such CD Interest Period.

        "AUDITED FINANCIAL STATEMENTS" is defined in Section 4.03.

        "AUTHORIZED OFFICER" means any of Leonard Miller, Allan J. Pekor, M.E. Saleda, Mary Raurell, or any other Person designated by the Borrower in writing to act as an Authorized Officer hereunder, acting singly.

        "BANKRUPTCY-REMOTE ENTITY" means an entity, the organizational documents of which prohibit it from incurring any Indebtedness, including, without limitation, the Obligations.

        "BORROWER" has the meaning assigned to that term in the introductory paragraph of this Agreement. Whenever used in this Agreement, the term "Borrower" refers to and means each of the entities comprising the Borrower, individually, and all of such entities, collectively. All of the entities comprising the Borrower shall be jointly and severally liable as Borrower under this Agreement, the Notes, and all other Loan Documents.

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        "BORROWING BASE" means, from time to time, the sum of the following amounts, all as reflected from time to time in accordance with United States generally accepted accounting principles consistently applied in the consolidated balance sheet of the Borrower: (i) 100% of Borrower's unrestricted cash up to a maximum of $10,000,000 (with any excess cash being excluded from the Borrowing Base); (ii) 100% of the Net Proceeds due to Borrower at closing as a result of the consummation of the sale of any Housing Unit, which Net Proceeds have been paid to the closing agent handling such sale but which have not yet been received by Borrower; PROVIDED, HOWEVER, that if, and to the extent that, such Net Proceeds which are reported as outstanding on the last day of any fiscal quarter of Borrower are not received by Borrower on or before the tenth
(10th) day following the end of any such fiscal quarter, such Net Proceeds shall not be included in the Borrowing Base; (iii) 75% of the Net Book Value of all Housing Units under Contract; (iv) 65% of the Net Book Value of all Housing Units owned by Borrower (including, without limitation, model Housing Units) that are not subject to a contract for sale, PROVIDED that the amount determined pursuant to this clause (iv), shall not exceed 30% of the Aggregate Commitment (with any excess being excluded from the Borrowing Base); (v) the lower of (A) 100% of the Net Book Value of all Income Producing Properties (on an asset-by-asset basis), or (B) six and one-half (6 1/2) times the Net Operating Income for the four fiscal quarters immediately preceding the date as of which Net Operating Income is to be determined, PROVIDED that the amount determined pursuant to this clause (v) shall not exceed 30% of the Aggregate Commitment (with any excess being excluded from the Borrowing Base); (vi) 50% of the Net Book Value of all substantially improved land (as hereinafter defined) owned by the Borrower, PROVIDED that the amount determined pursuant to this clause (vi), when combined with the amount determined pursuant to clause (vii) below, shall not exceed 25% of the Aggregate Commitment (with any excess being excluded from the Borrowing Base); (vii) 25% of the Net Book Value of all unimproved land (i.e., land which is not substantially improved land) owned by the Borrower, PROVIDED that the amount determined pursuant to this clause (vii) shall not exceed $25,000,000 (with any excess being excluded from the Borrowing Base);
(viii) 50% of Borrower's Net Cash Invested, PROVIDED, that the amount determined pursuant to this clause (viii) shall not exceed the lesser of (X) 20% of the Aggregate Commitment, (Y) $60,000,000 or (Z) 10% of consolidated shareholders' equity of the Company and its Subsidiaries as of the end of the most recently completed fiscal quarter next preceding the date as of which the Borrowing Base is to be determined (with any excess being excluded from the Borrowing Base); and (ix) 75% of Net Book Value of all first mortgages held by UAMC or a subsidiary of UAMC for sale which are not pledged or otherwise assigned as collateral for other obligations of the Borrower or held in a Bankruptcy-Remote Entity, PROVIDED that the amount determined pursuant to this clause (ix) shall not exceed $25,000,000 (with any excess being excluded from the Borrowing Base); PROVIDED, FURTHER, that notwithstanding anything to the contrary provided herein, any asset which is encum-bered by a Lien shall not be included in the calculation of the Borrowing Base pursuant to clauses (i) through (ix) above and the Discontinued Assets shall also be disregarded in computation of the Borrowing Base. For purposes of clauses (vi) and (vii) above, "substantially improved land" shall mean land with respect to which at least 80% of the standard improvements (including zoning and platting, engineering design and permits, filling to grade, main water distribution and sewage collection systems and drainage system installation, but excluding sidewalks, landscaping and sodding, decorative and privacy walls, recreation facilities, guardhouse and street lights) have been completed.

        "BORROWING DATE" means a date on which an Advance is made hereunder.

        "BORROWING NOTICE" is defined in Section 2.09.

        "BRIDGE BORROWER" means the Company and the Subsidiaries of the Company listed on Schedule I to the Bridge Credit Agreement.

        "BRIDGE CREDIT AGREEMENT" means the Revolving Credit Agreement dated as of January 9, 1996, among the Bridge Borrower, the Bridge Lenders and First Chicago.

        "BRIDGE LENDERS" are those Lenders listed on Schedule III.

        "BRIDGE LOANS" means advances under the Bridge Credit Agreement from the Bridge Lenders to the Bridge Borrower outstanding immediately prior to the Effective Date.

        "BUSINESS DAY" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks are open for business in Chicago and New York and on which dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks are open for business in Chicago.

        "CAPITALIZED LEASE" of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

        "CAPITALIZED LEASE OBLIGATIONS" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

        "CD INTEREST PERIOD" means, with respect to a Fixed CD Rate Advance, a period of 30, 60, 90 or 180 days, as available, commencing on a Business Day selected by the Borrower pursuant to this Agreement. If such CD Interest Period would end on a day which is not a Business Day, such CD Interest Period shall end on the next succeeding Business Day.

        "CODE" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

        "COLLATERAL" means, at any time, any assets owned by the Borrower that then are subject to a Mortgage or security interest in favor of the Agent as security for the Obligations.

        "COLLATERAL VALUE" means (i) with respect to Real Estate that is (or is to be) part of the Collateral, the Appraised Value thereof, less the aggregate outstanding amount of all prior Mortgages and other prior liens or encumbrances upon such Real Estate, and (ii) with respect to a Mortgage Receivable that is (or is to be) part of the Collateral, (x) if it is not then in "default", the outstanding principal balance thereof, and (y) if it is then in "default", zero. For the purposes of this definition, a Mortgage Receivable shall be deemed to be in "default" if the relevant mortgagor is in default beyond any applicable grace period in any of its obligations under the provisions of the Mortgage Receivable, as in effect on the date the same is pledged to the Agent hereunder, subject only to subsequent modifications or waivers consented to by the Required Lenders. The value, if any, of the Mortgage Banking Subsidiaries Note shall not be included in the calculation of the Collateral Value.

        "COMMITMENT" means, for each of the Lenders, the obligation of such Lender to make Loans not exceeding the amount set forth opposite its signature below, as such amount may be modified from time to time pursuant to the terms hereof.

        "COMPANY" has the meaning assigned to that term in the introductory paragraph of this Agreement.

        "COMPLETED HOUSING UNIT" means, at any time, a Housing Unit the construction of which was commenced more than 10 months, in the case of a single family home, more than 12 months, in the case of a townhouse, or more than 18 months, in the case of a condominium, before that time.

        "CONTINGENT OBLIGATION" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contin-gently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement or take-or-pay contract. With respect to the Borrower, Contingent Obligation includes, without limitation of the foregoing, obligations under reimbursement agreements with financial institutions (including Lenders) relating to letters of credit issued by such financial institutions for the account of Borrower.

        "CONVERSION/CONTINUATION NOTICE" is defined in Section 2.10(d).

        "CONTROLLED GROUP" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

        "CORPORATE BASE RATE" means a rate per annum equal to the corporate base rate of interest announced by First Chicago from time to time, changing when and as said corporate base rate changes.

        "DCA" means Development Corporation of America.

        "DISCONTINUED ASSETS" means all assets owned by DCA or any subsidiary of DCA for use in any of its textile and mining operations.

        "DOLLARS" and the sign "$" each means lawful money of the United States of America.

        "EFFECTIVE DATE" means March 13, 1996.

        "ENVIRONMENTAL LAWS" means all federal, state and local environmental, health or safety laws, regulations and rules of common law.

        "EQUITY INVESTMENT" means the ownership of, or participation in the ownership of, an equity interest in Real Estate or an equity interest in a Person in the business of owning, developing, improving, operating or managing Real Estate.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

        "EURODOLLAR ADVANCE" means an Advance which bears interest at a Eurodollar Rate.

        "EURODOLLAR BASE RATE" means, with respect to a Eurodollar Advance for the relevant Eurodollar Interest Period, the rate determined by the Agent to be the rate at which deposits in U.S. dollars are offered by First Chicago to first-class banks in the London interbank market at approximately 11 a.m. (London time) two Business Days prior to the first day of such Eurodollar Interest Period, in the approximate amount of First Chicago's relevant Eurodollar Loan and having a maturity approximately equal to such Eurodollar Interest Period.

        "EURODOLLAR INTEREST PERIOD" means, with respect to a Eurodollar Advance, a period of one, two, three or six months, as available, commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Eurodollar Interest Period shall end on (but exclude) the day which corresponds numerically to such date one, two, three or six months thereafter, PROVIDED, HOWEVER, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Eurodollar Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If a Eurodollar Interest Period would otherwise end on a day which is not a Business Day, such Eurodollar Interest Period shall end on the next succeeding Business Day, PROVIDED, HOWEVER, that if said next succeeding Business Day falls in a new calendar month, such Eurodollar Interest Period shall end on the immediately preceding Business Day.

        "EURODOLLAR LOAN" means a Loan which bears interest at a Eurodollar
Rate.

        "EURODOLLAR RATE" means, with respect to a Eurodollar Advance for the relevant Eurodollar Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Eurodollar Interest Period, divided by
(b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Eurodollar Interest Period, plus (ii) the Applicable Margin. The Eurodollar Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

        "EVENT" means an event, circumstance, condition or state of facts.

        "EVENT OF DEFAULT" is defined in Section 9.01 hereof.

        "EXISTING CREDIT AGREEMENT" is defined in the Recitals to this Agreement.

        "EXISTING LENDERS" are those Lenders listed on Schedule IV.

        "EXISTING LOANS" means advances under the Existing Credit Agreement from the Existing Lenders to certain entities comprising the Borrower outstanding immediately prior to the Effective Date.

        "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

        "FIRST CHICAGO" means The First National Bank of Chicago in its individual capacity, and its successors.

        "FIRST MORTGAGE" means a Mortgage that (i) creates a lien that covers any Real Estate and all developments thereto and/or improvements thereon, whether existing at the time the lien is created or thereafter made, (ii) takes priority or precedence over all other liens and encumbrances to which the Real Estate is subject, and (iii) must be satisfied before all other liens and encumbrances to which the Real Estate is subject are entitled to participate in the proceeds of any sale or other disposition of such Real Estate.

        "FIXED CD BASE RATE" means, with respect to a Fixed CD Rate Advance for the relevant CD Interest Period, the rate determined by the Agent to be the arithmetic average of the prevailing bid rates quoted to the Agent at or before 10 a.m. (Chicago time) on the first day of such CD Interest Period by three New York or Chicago certificate of deposit dealers of recognized standing selected by the Agent in its sole discretion for the purchase at face value of certificates of deposit of First Chicago in the approximate amount of First Chicago's relevant Fixed CD Rate Loan and having a maturity approximately equal to such CD Interest Period.

        "FIXED CD RATE" means, with respect to a Fixed CD Rate Advance for the relevant CD Interest Period, a rate per annum equal to the sum of (i) the quotient of (a) the Fixed CD Base Rate applicable to such CD Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such CD Interest Period, plus (ii) the Assessment Rate applicable to such CD Interest Period, plus (iii) the Applicable Margin. The Fixed CD Rate shall be rounded to the next higher multiple of 1/100 of 1% if the rate is not such a multiple.

        "FIXED CD RATE ADVANCE" means an Advance which bears interest at a Fixed CD Rate.

        "FIXED CD RATE LOAN" means a Loan which bears interest at a Fixed CD
Rate.

        "FIXED RATE" means the Fixed CD Rate or the Eurodollar Rate.

        "FIXED RATE ADVANCE" means an Advance which bears interest at a Fixed Rate.

        "FIXED RATE LOAN" means a Loan which bears interest at a Fixed Rate.

        "FLOATING RATE" means, for any day, a rate per annum equal to the higher of (i) the Corporate Base Rate for such day or (ii) the sum of (X) the Federal Funds Effective Rate plus 0.5%, in each case changing when and as the Corporate Base Rate and the Federal Funds Effective Rate change.

        "FLOATING RATE ADVANCE" means an Advance which bears interest at the Floating Rate.

        "FLOATING RATE LOAN" means a Loan which bears interest at the Floating Rate.

        "HAZARDOUS SUBSTANCES" means any toxic or hazardous wastes, pollutants or substances, including, without limitation, asbestos, PCBs, petroleum products and by-products, substances defined or listed as "hazardous substances" or "toxic substances" or similarly identified in or pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. ' 9061 ET SEQ., hazardous materials identified in or pursuant to the Hazardous Materials Transportation Act 49 U.S.C. ' 1802 ET SEQ., hazardous wastes identified in or pursuant to The Resource Conservation and Recovery Act, 42 U.S.C. ' 6901 ET SEQ., any chemical substance or mixture regulated under the Toxic Substance Control Act of 1976, as amended, 15 U.S.C. ' 2601 ET SEQ., any "toxic pollutant" under the Clean Water Act, 33 U.S.C. ' 466 ET SEQ., as amended, any hazardous air pollutant under the Clean Air Act, 42 U.S.C. ' 7401 ET SEQ., and any hazardous or toxic substance or pollutant regulated under any other applicable federal, state or local Environmental Laws.

        "HOUSING UNIT" means a residential housing unit that is (or, upon completion of construction thereof, will be) available for sale.

        "HOUSING UNIT CLOSING" means a closing of the sale of a Housing Unit by the Borrower to a bona fide purchaser for value that is not an Affiliate of the Borrower.

        "HOUSING UNIT UNDER CONTRACT" means a Housing Unit owned by the Borrower as to which the Borrower has a bona fide contract of sale, in a form customarily employed by the Borrower and reasonably satisfactory to the Agent, entered into not more than 15 months prior to the date of determination with a Person who is not an Affiliate of the Borrower, under which contract no defaults then exist and not less than 10% of the purchase price has been paid; PROVIDED, HOWEVER, that in the case of any Housing Unit the purchase of which is to be financed in whole or in part by a loan insured by the Federal Housing Administration or guaranteed by the Veterans Administration, the required minimum downpayment shall be the amount (if any) required under the rules of the relevant agency.

        "INCOME PRODUCING PROPERTIES" means all industrial Real Estate, commercial Real Estate or multiple family dwellings owned and developed by the Borrower, except for Real Estate developed for sale as condominium units directly to individual purchasers for their residential use.

        "INDEBTEDNESS" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) Capitalized Lease Obligations, and (vi) liabilities and obligations under any sales/leaseback and receivable sales transactions. With respect to the Borrower, Indebtedness includes, without limitation of the foregoing, all Obligations.

        "INTERCREDITOR AGREEMENT" means the Amended and Restated Intercreditor Agreement dated the Effective Date by and among the Borrower, the Agent, the Lenders, UAMC, UAMC Asset Corp. and certain lenders to UAMC and UAMC Asset Corp., as the same may be amended, modified or supplemented from time to time.

        "INTEREST PERIOD" means a CD Interest Period or a Eurodollar Interest Period.

        "INVESTMENT" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade), deposit account or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, partnership interests, notes, debentures or other securities of any other Person made by such Person.

        "JUNIOR MORTGAGE" means a Mortgage which is a valid lien and encumbrance on Real Estate that is subject to the priority of one or more other Mortgages.

        "LENDERS" means the lending institutions listed on the signature pages of this Agreement and the respective successors and permitted assigns of such lending institutions.

        "LENDING INSTALLATION" means, with respect to a Lender or the Agent, any office, branch, subsidiary or affiliate of such Lender or the Agent.

        "LFC" means Lennar Funding Corp.

        "LFSI" means Lennar Financial Services, Inc.

        "LIABILITIES" of a Person means all items included in the liability section of a balance sheet of that Person prepared in accordance with United States generally accepted accounting principles consistently applied as of the date of calculation. Without limiting the generality of the foregoing, the term "Liabilities" shall include, without limitation: (i) all Indebtedness secured by any Mortgage, lien, pledge, security interest, charge or encumbrance upon or in property owned by that Person, to the extent attributable to that Person's interest in the property, even though that Person has not assumed or become liable for the payment of the Indebtedness; and (ii) the aggregate amount of the reserves established on the books of that Person in respect of contingent liabilities and other contingencies (except reserves which are properly treated as deductions from assets) and in any event shall include with respect to the Borrower the amount of all outstanding Loans.

        "LIEN" means any lien (statutory or other), mortgage (including, without limitation, purchase money mortgages), pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

        "LIMITED PURPOSE FINANCE SUBSIDIARIES" means the limited purpose finance subsidiaries as identified on the financial statements referred to in Section 4.03.

        "LOAN" means, with respect to a Lender, such Lender's portion of any Advance.

        "LOAN DOCUMENTS" means this Agreement, the Notes, the Pledge Agreement, any Mortgages and assignments of Mortgage Receivables delivered to the Agent pursuant to

Article VIII hereof and any and all other instruments or documents delivered or to be delivered by the Borrower pursuant hereto and thereto, as such documents may be amended or modified and in effect from time to time.

        "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the business, properties, assets, condition (financial or otherwise), results of operations, or prospects of (a) the Company and the other entities comprising the Borrower, taken as a whole, or (b) if so specified, any entity comprising the Borrower, (ii) the ability of the Borrower to perform its obligations under the Loan Documents, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent or the Lenders thereunder.

        "MATURITY DATE" means the date upon which the outstanding principal amount of the Notes, all accrued but unpaid interest thereof, and all other Obligations become due and payable, whether as a result of the occurrence of the stated maturity date or the acceleration of maturity pursuant to the terms of any of the Loan Documents.

        "MOODY'S" means Moody's Investors Services, Inc. or any Person succeeding to the securities rating business of such company.

        "MONTHLY PAYMENT DATE" means the first day of each calendar month.

        "MORTGAGE" means any mortgage, deed of trust or other security deed in Real Estate, or in rights or interests, including leasehold interests, in Real Estate.

        "MORTGAGE BANKING SUBSIDIARY" means a Subsidiary of LFSI which is engaged or hereafter engages in the mortgage banking business, including the origination, servicing, packaging and/or selling of mortgages on residential single- and multi-family dwellings and/or commercial property, and in any event shall include AFSI, LFC and UAMC.

        "MORTGAGE BANKING SUBSIDIARIES NOTE" means the promissory note dated March 13, 1996, in the principal amount of $150,000,000 executed by the Mortgage Banking Subsidiaries as joint makers to the order of the Company which is to be held by the Agent pursuant to Section 6.10. The Mortgage Banking Subsidiaries Note shall be in form and substance as provided in Exhibit D attached hereto.

        "MORTGAGE RECEIVABLE" means a note or other similar instrument evidencing Indebtedness that is secured by a Mortgage in favor of the Borrower on Real Estate sold by the Borrower to a bona fide purchaser for value that is not an Affiliate of the Borrower, PROVIDED that (i) the sale is made pursuant to a contract under which the purchaser has made a nonrefundable cash payment to the Borrower in any amount not less than 20% of the total purchase price of the Real Estate so sold, (ii) the note or other instrument and Mortgage are genuine, constitute legal, valid, binding and enforceable obligations of the purchaser, are not subject to any dispute, setoff, counterclaim or defense and are freely negotiable and assignable to the Agent, and (iii) the maturity of the note or other instrument is on or before the fifth anniversary of the date of execution and delivery thereof. For the purposes of this definition, a note or other instrument and Mortgage shall be deemed legal, valid, binding and enforceable obligations of the maker thereof notwithstanding that the Borrower does not have the right to enforce payment of the Indebtedness evidenced and secured thereby against the maker thereof other than through foreclosure of the Mortgage or other recourse to the Real Estate encumbered thereby.

        "MULTIEMPLOYER PLAN" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

        "NET BOOK VALUE" means, with respect to an asset owned by a Borrower, the gross investment of that Borrower in the asset, less all reserves (including loss reserves and reserves for depreciation) attributable to that asset, all determined in accordance with United States generally accepted accounting principles consistently applied.

        "NET CASH INVESTED" means, with respect to any Pool, (i) the aggregate amount of cash invested by the Borrower in such Pool and (ii) if applicable to a non-distressed homebuilding partnership or joint venture, the aggregate Net Book Value of real estate contributed by the Borrower to such Pool of the type included in the Borrowing Base under clauses (iii) through (vi) in the definition of "Borrowing Base", (but in no event more than $30,000,000 with respect to each Pool) less the cumulative amount of distributions received by the Borrower from such Pool, less Borrower's pro rata portion of cumulative net losses, if any, of such Pool for the period during which Borrower or an Unconsolidated Joint Venture Subsidiary was a partner in the Pool, but without regard to the Borrower's equity in cumulative undistributed net earnings, if any, of such Pool for the period during which Borrower or an Unconsolidated Joint Venture Subsidiary was a partner in the Pool.

        "NET OPERATING INCOME" means, for any period, the total rental and other income of the Income Producing Properties for such period, less all related operating expenses of those Properties for such period, and less all related extraordinary reserves (including without limitation reserves for replacement escrows, major repairs and capital expenditures) established for such Properties for such period, all as reflected in the statement of operations for such Properties provided to the Lenders pursuant to Section 6.04(o).

        "NET PROCEEDS" means, in connection with the sale of any asset by the Borrower, the gross sales price less (A) all bona fide prorations and adjustments to the sales price required to be made pursuant to the terms of the sales contract and (B) the aggregate amount of bona fide closing costs due to any Person that is not an Affiliate of the Borrower.

        "NONRECOURSE DEBT" means Indebtedness of the Borrower secured by a Mortgage on Real Estate of the Borrower, as to which Indebtedness the sole recourse of the holders thereof is to the Real Estate encumbered by that Mortgage and none of such holders has the right (as a matter of law, by contract or otherwise) to enforce payment thereof against the Borrower or any of the Borrower's properties and assets other than the Real Estate encumbered by that Mortgage.

        "NOTE" means a promissory note in substantially the form of Exhibit A hereto, completed, executed and delivered by the Borrower and payable to the order of a Lender in the amount of its Commitment, including any amendment, modification, renewal or replacement of such promissory note.

        "NOTICE OF ASSIGNMENT" is defined in Section 12.03(b).

        "OBLIGATIONS" means all unpaid principal of and accrued and unpaid interest on the Notes, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Agent or any indemnified party arising under the Loan Documents.

        "OUTSTANDING LOANS" means the Bridge Loans and the Existing Loans.

        "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

        "PARTICIPANTS" is defined in Section 12.02.

        "PERSON" means any natural person, corporation, firm, enterprise, trust, association, company, partnership, joint venture or other entity or organization, or any government or political subdivision or any agency, department, or instrumentality thereof.

        "PLAN" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

        "PLEDGE AGREEMENT" means the Amended and Restated Pledge Agreement referred to in Section 7.05.

        "POOLS" means partnerships and joint ventures in which the Borrower has Net Cash Invested and the business of which is limited to either the ownership of non-distressed home-building assets or investing in distressed real estate properties and/or mortgage loans, PROVIDED that Pools shall not include any joint venture or partnership the business of which is limited to investing in distressed real estate properties and/or mortgage loans and which has either been in existence for five or more years or not made distributions to its venturers or partners for two (2) consecutive years.

        "PROJECT" means a group of Housing Units of substantially the same type, design and price range that have been constructed, are under construction or are to be constructed in a specific geographical area, except that each building in a multi-family condominium development having 24 or more housing units shall be considered a "Project".

        "PRO RATA SHARE" means, for each Lender, the ratio that such Lender's Commitment bears to the Aggregate Commitment.

        "PURCHASERS" is defined in Section 12.03(a).

        "QUARTERLY PAYMENT DATE" means the first day of each April, July, October and January.

        "REAL ESTATE" means land, rights in land and interests therein (including, without limitation, leasehold interests), and equipment, structures, improvements, furnishings, fixtures and buildings (including a mobile home of the type usually installed on a developed site) located on or used in connection with land, rights in land or interests therein (including leasehold interests), but shall not include Mortgages or interests therein.

        "RECENT BALANCE SHEET" is defined in Section 4.05.

        "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

        "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

        "REPORTABLE EVENT" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, PROVIDED, HOWEVER, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

        "REQUIRED LENDERS" means, at any time, Lenders then holding Notes having outstanding principal balances aggregating not less than 66-2/3% of the outstanding principal amount of the Notes, or if no such principal amount is then outstanding, Lenders having at least 66-2/3% of the Aggregate Commitment.

        "RESERVE REQUIREMENT" means, with respect to a CD Interest Period or a Eurodollar Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on new non-personal time deposits of $100,000 or more with a maturity equal to that of such CD Interest Period (in the case of Fixed CD Rate Advances) or on Eurocurrency liabilities (in the case of Eurodollar Advances).

        "REVOLVING COLLATERAL VALUE" means, on any date, 125% of the sum of the then aggregate outstanding principal balance of the Notes and the aggregate amount of all accrued and unpaid interest on the Notes.

        "SECTION" means a numbered section of this Agreement, unless another document is specifically referenced.

        "SECURITIES" of any Person means equity securities and debt securities and any other instrument commonly understood to be a security issued by that Person.

        "SINGLE EMPLOYER PLAN" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

        "STANDARD & POOR'S" means Standard & Poor's Corporation and any Person succeeding to the securities rating business of such company.

        "STI" means Strategic Technologies, Inc., a Florida corporation.

        "SUBORDINATED DEBT" of a Person means any Indebtedness of that Person which by its terms is subordinated, in form and substance and in a manner satisfactory to the Agent, in lien and right of payment to the prior payment in full of the Obligations.

        "SUBSIDIARY" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

        "TANGIBLE NET WORTH" means the amount of consolidated stockholders' equity of the Company as shown on its balance sheet less the aggregate amount of all of the following: (i) goodwill and other assets that are properly classified as "intangible assets", exclusive of the Mortgage Banking Subsidiaries, (ii) the assets of the Limited Purpose Finance Subsidiaries, STI and TIC, less the liabilities of the Limited Purpose Finance Subsidiaries, STI and TIC, as shown on the Company's consolidated financial statements, and (iii) to the extent not deducted pursuant to the immediately preceding clause (ii), the amount of stockholders' equity of the Mortgage Banking Subsidiaries, STI and TIC as shown on the separate consolidating financial statements for LFSI.

        "TERMINATION DATE" means February 28, 2001, subject, however, to earlier termination in whole of the Aggregate Commitment pursuant to the terms of this Agreement.

        "TIC" means TitleAmerica Insurance Corporation, a Florida corporation.

        "TRANSFEREE" is defined in Section 12.03(c).

        "TYPE" means, with respect to any Advance, its nature as a Floating Rate Advance, Eurodollar Advance or Fixed CD Rate Advance.

        "UAMC" means Universal American Mortgage Company.

        "UNCONSOLIDATED JOINT VENTURE" shall mean a joint venture (whether in the form of a corporation, a partnership or otherwise) (i) to which the Borrower or an Unconsolidated Joint Venture Subsidiary is or becomes a party (other than the tenancies in common listed in Schedule VIII annexed hereto), (ii) which Borrower is not required to consolidate in its financial statements in accordance with United States generally accepted accounting principles, and (iii) in which the Borrower has or will have a total investment exceeding $25,000 or which has total assets plus contingent liabilities exceeding $100,000. For the purposes of this definition, the Borrower's investment in a joint venture shall be deemed to include any Securities of the joint venture owned by the Borrower, any loans, advances or accounts receivable by the Borrower from the joint venture, any commitments, arrangement or other agreement by the Borrower to provide funds or credit to the joint venture and the Borrower's share of the undistributed profits of the joint venture.

        "UNCONSOLIDATED JOINT VENTURE SUBSIDIARY" means a Subsidiary of the Company which is a partner, shareholder or other equity owner in an Unconsolidated Joint Venture, which is not a Borrower.

        "UNFUNDED LIABILITIES" means the amount (if any) by which the present value of all vested nonforfeitable benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans.

        "UNMATURED DEFAULT" means an event which but for the lapse of time or the giving of notice, or both, would constitute an Event of Default.

        "WHOLLY-OWNED SUBSIDIARY" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

        SECTION 1.02. COMPUTATION OF TIME PERIODS.. For the purposes of this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including", the words "to" and "until" each means "to but excluding" and the word "through" means "to and including".

        SECTION 1.03. ACCOUNTING TERMS. All accounting terms used and not specifically defined herein shall be construed in accordance with Agreement Accounting Principles. All references herein to Agreement Accounting Principles shall be deemed to refer to those principles; PROVIDED, HOWEVER, that notwithstanding the requirements imposed by United States generally accepted accounting principles which require the consolidation of the operations of LFSI with the operations of the Borrower, for the purposes of the calculations set forth in Article VII hereof, the operations of such Subsidiary shall be so included only as specifically provided for herein.



                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES

        SECTION 2.01. OUTSTANDING LOANS; LOANS PRIOR TO THE TERMINATION DATE; MAXIMUM CREDIT FACILITIES.

        (a) The Borrower acknowledges that the Bridge Lenders and the Existing Lenders have made the Outstanding Loans pursuant to the Bridge Credit Agreement and the Existing Credit Agreement, respectively. The aggregate principal amounts outstanding under the Bridge Loans and the Existing Loans as of the date hereof are $13,400,000.00 and $310,000,000.00, respectively. The Bridge Loans are payable in accordance with the terms of the Bridge Credit Agreement, subject to no offsets, defenses, counterclaims or other claims. On the Effective Date, the Lenders shall severally make an Advance to the Borrower in the aggregate amount of the then outstanding principal amount of the Bridge Loans (but, as to each Lender, not exceeding the amount of its Commitment), the proceeds of which shall be applied by the Borrower to repay those loans in full.

        (b) From and including the date of this Agreement and prior to the Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement and in reliance upon the representations and warranties of Borrower herein set forth, to make Loans to the Borrower from time to time in amounts not to exceed in the aggregate at any one time outstanding the amount of its Commitment. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow at any time prior to the Termination Date.

        (c) The maximum principal amount of outstanding Advances shall not at any time exceed $450,000,000.00.

SECTION 2.02. RATABLE LOANS. Each Advance hereunder shall consist of Loans made from the several Lenders ratably in their respective Pro Rata Shares.

        SECTION 2.03. TYPES OF ADVANCES; FINAL MATURITY.3.

             (i) The Advances may be Floating Rate Advances, Fixed CD Rate Advances or Eurodollar Advances, or a combination thereof, selected by the Borrower in accordance with Section 2.09.

            (ii) All Obligations shall be fully repaid and satisfied by the Borrower on the Termination Date or shall become due and payable pursuant to Section 9.01 below.

        SECTION 2.04. . MANDATORY PRINCIPAL PAYMENTS. The Borrower shall prepay the principal of the Notes in the amount, and promptly upon its receipt, of (i) the Net Proceeds of (or, in the case of a partially-financed sale, the net cash down payment received in connection with) any sale of Real Estate constituting part of the Collateral owned by the Borrower that is subject to a Mortgage in favor of the Agent securing the Notes, (ii) any principal payment made with respect to a Mortgage Receivable constituting part of the Collateral, and (iii) any principal payment made with respect to the Mortgage Banking Subsidiaries Note from and after the date the Agent is granted a security interest therein pursuant to Section 8.01; PROVIDED, HOWEVER, that anything in the foregoing clauses (i) and (ii) to the contrary notwithstanding, the Borrower shall not be required to prepay the Notes with the proceeds of the sale of Real Estate constituting part of the Collateral once it has applied to the prepayment of the Notes proceeds of that sale (including, in the case of a partially financed sale, the proceeds of any principal payments with respect to Mortgage Receivables received in connection therewith) in an aggregate amount equal to the Appraised Value of the Real Estate sold.

        SECTION 2.05. OPTIONAL PRINCIPAL PAYMENTS. The Borrower may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances, or, in a minimum aggregate amount of $100,000 or any integral multiple of $100,000 in excess thereof, any portion of the outstanding Floating Rate Advances upon one Business Day's prior notice to the Agent. A Fixed Rate Advance may not be paid prior to the last day of the applicable Interest Period.

        SECTION 2.06. COMMITMENT FEE AND REDUCTION OF COMMITMENTS. The Borrower agrees to pay to the Agent for the account of each Lender a commitment fee per annum on the daily unborrowed and unused portion of such Lender's Commitment (i.e., after deducting from the Commitment of such Lender the outstanding amount of all Loans made by such Lender) from the Effective Date to and including the Termination Date, payable in arrears on each Quarterly Payment Date thereafter and on the Termination Date. Such commitment fee shall be determined on the first day of each fiscal quarter in accordance with the following table, if the Company or the Company's senior unsecured long-term debt is rated without regard to credit enhancement by both Standard & Poor's and Moody's, such fee to remain in effect throughout such quarter:

======================================================================================================
                LEVEL I         LEVEL II            LEVEL III         LEVEL IV         LEVEL V
------------------------------------------------------------------------------------------------------
Credit     If the Company     If the Company    If the Company     If the Company    All other
Quality    or the Company's   or the            or the Company's   or the            ratings apply
           senior unsecured   Company's         senior unsecured   Company's         or no ratings
           long-term debt     senior            long-term debt     senior            exist
           rating is equal    unsecured         rating is equal    unsecured
           to or better       long-term debt    to or better       long-term debt
           than BBB + from    rating is equal   than BBB- from     rating is equal
           S&P or Baa1 from   to or better      S&P or Baa3 from   to or better
           Moody's            than BBB from     Moody's, but       than BB+ from
                              S&P or Baa2       insufficient to    S&P or Ba1 from
                              from Moody's,     achieve Level II   Moody's, but
                              but                                  insufficient to
                              insufficient to                      achieve Level
                              achieve Level I                      III
------------------------------------------------------------------------------------------------------
Commitment        .15%              .20%               .25%               .35%             .375%
Fee
======================================================================================================

        Notwithstanding the foregoing, if such applicable rating Level by Moody's is more than one Level different from the applicable rating Level by Standard & Poor's, the applicable commitment fee shall correspond to that of one Level higher than the lower of such Levels. If the Company or the Company's senior unsecured long-term debt is rated without regard to credit enhancement by either Standard & Poor's or Moody's (but not both), then the applicable commitment fee shall be determined in accordance with the foregoing table, but increased by .05% if Levels I, II, III or IV are applicable and by 0% if Level V is applicable. If the Company or the Company's senior unsecured long-term debt is not rated without regard to credit enhancement by either Standard & Poor's or Moody's, the applicable commitment fee shall be determined in accordance with the foregoing table as if Level V was applicable. Borrower acknowledges that the Company is currently rated BBB- by Standard & Poor's and unrated by Moody's; and, accordingly, .30% per annum is currently the applicable commitment fee. If, within sixty (60) days following any anniversary of the Effective Date, the Company has not delivered to the Agent written confirmation by each such rating agency of such agency's rating of the Company or the Company's senior unsecured long-term debt as of such anniversary, then the commitment fee shall be calculated retroactively from such anniversary as if such debt were not rated by such agency. The Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in integral multiples of $1,000,000, upon at least three Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction, PROVIDED, HOWEVER, that the amount of the Aggregate Commitment may not be reduced below the aggregate principal amount of the outstanding Advances. All accrued commitment fees under this Section 2.06 shall be payable on the effective date of any termination of the obligations of the Lenders to make Loans hereunder. The fees payable under this Section 2.06, once paid, shall not be refundable for any reason.

        SECTION 2.07. [INTENTIONALLY DELETED]

        SECTION 2.08. METHOD OF BORROWING. Not later than noon (Chicago time) on each Borrowing Date, each Lender shall make available its Loan or Loans, in funds immediately available in Chicago to the Agent at its address specified pursuant to Article XIII. The Agent will make the funds so received from the Lenders available to the Borrower by deposit into Account No. 5801117 maintained by the Borrower at First Chicago.

        SECTION 2.09. METHOD OF SELECTING TYPES AND INTERESTS AND INTEREST
                      PERIODS FOR ADVANCES.

        (a) The Borrower shall select the Type of Advance and, in the case of each Fixed Rate Advance, the Interest Period applicable to each Advance from time to time. The Borrower shall give the Agent irrevocable notice (a "Borrowing Notice") not later than 10:00 a.m. (Chicago time) on the Borrowing Date for each Floating Rate Advance or Fixed CD Rate Advance and at least two Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

            (i) the Borrowing Date, which shall be a Business Day, of such Advance,

           (ii)       the aggregate amount of such Advance,

          (iii)       the Type of Advance selected, and

           (iv) in the case of each Fixed Rate Advance, the Interest Period applicable thereto.

The Borrower shall be entitled to obtain only one Advance in any single Business Day, which may be comprised in whole or in part of any Fixed Rate Advance. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Floating Rate. Each Fixed Rate Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Fixed Rate Advance. The Borrower shall select Interest Periods with respect to Fixed Rate Advances so that it is not necessary to pay a Fixed Rate Advance prior to the last day of the applicable Interest Period in order to make any mandatory payment required to be made pursuant to Section 2.04 above or to repay the Obligations in full on the Maturity Date.

        (b) Each Borrowing Notice shall be irrevocable and binding on the Borrower and, in respect of the borrowing specified in the Borrowing Notice, the Borrower shall indemnify each Lender against any loss or expense incurred by that Lender as a result of any failure to fulfill the applicable conditions set forth in Section 5.02 on or before the proposed Borrowing Date specified in the Borrowing Notice, including, without limitation, any loss (including loss of profit) or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund the Loan to be made by that Lender as part of that borrowing when that Loan, as a result of that failure, is not made on that date.

        SECTION 2.10. METHOD OF SELECTING TYPES AND INTEREST PERIODS FOR CONVER-
                      SION AND CONTINUATION  OF ADVANCES.

        (a) RIGHT TO CONVERT. The Borrower may elect from time to time, subject to the provisions of Section 2.10(c), to convert all or any part of an Advance of any Type into any other Type or Types of Advances; PROVIDED that any conversion of any Fixed Rate Advance shall be made on, and only on, the last day of the Interest Period applicable thereto.

        (b) AUTOMATIC CONVERSION AND CONTINUATION. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Fixed Rate Advances. Fixed Rate Advances of any Type shall continue as Fixed Rate Advances of such Type until the end of the then applicable Interest Period therefor, at which time such Fixed Rate Advance shall be automatically converted into a Floating Rate Advance unless the Borrower shall have given the Agent notice in accordance with Section 2.10(d) requesting that, at the end of such Interest Period, such Fixed Rate Advance either continue as a Fixed Rate Advance of such Type for the same or another Interest Period or be converted into an Advance of another Type.

        (c) NO CONVERSION IN CASE OF AN EVENT OF DEFAULT OR UNMATURED DEFAULT. Notwithstanding anything to the contrary contained in Section 2.10(a) or 2.10(b), no Advance may be converted into or continued as a Fixed Rate Advance (except with the consent of the Required Lenders) when any Event of Default or Unmatured Default has occurred and is continuing.

        (d) CONVERSION/CONTINUATION NOTICE. The Borrower shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of an Advance or continuation of a Fixed Rate Advance not later than 10:00 a.m. (Chicago time) on the day of any conversion into a Floating Rate Advance or Fixed CD Rate Advance or at least two Business Days prior to the date of the requested conversion into or continuation of a Eurodollar Advance, specifying:

            (i) the requested date (which shall be a Business Day of Such conversion or continuation;

           (ii) the amount and Type of the Advance to be converted or continued; and

          (iii) the amount and Type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a Fixed Rate Advance, the duration of the Interest Period applicable thereto.

        SECTION 2.11. MINIMUM AMOUNT OF EACH ADVANCE. Each Fixed Rate Advance shall be in the minimum amount of $5,000,000 (and in multiples of $100,000 if in excess thereof), and each Floating Rate Advance shall be in the minimum amount of $500,000 and in multiples of $100,000 if in excess thereof), PROVIDED, HOWEVER, that any Floating Rate Advance may be in the amount of the unused Aggregate Commitment.

        SECTION 2.12. RATE AFTER MATURITY. Except as provided in the next sentence, any Advance not paid at maturity, whether by acceleration or otherwise, shall bear interest until paid in full at a rate per annum equal to the Floating Rate plus 5% per annum. In the case of a Fixed Rate Advance the maturity of which is accelerated, such Fixed Rate Advance shall bear interest at the rate otherwise applicable to such Interest Period plus 5% per annum for the remainder of the applicable Interest Period, and thereafter at the Floating Rate plus 5% per annum.

        SECTION 2.13. METHOD OF PAYMENT. All payments of principal, interest, and fees hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to Article XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by 11:00 a.m. (local time) on the date when due and shall be made ratably among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds which the Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender. The Agent is hereby authorized to charge any account of the Borrower maintained with First Chicago for each payment of principal, interest and fees as it becomes due hereunder. The Agent shall endeavor in good faith to provide telephonic notice to Borrower prior to any such charge, but the Agent shall not be liable to Borrower or any other Person if Agent fails to provide any such notice. If and to the extent payment owed to any Lender is not made by the Borrower to the Agent or that Lender, as the case may be, when due hereunder or under the Note held by that Lender, the Borrower further authorizes such Lender to charge from time to time against any or all of the accounts maintained by the Borrower with the Lender, its subsidiaries, affiliates or branches any amount so due, subject to the provisions of Article XI.

        SECTION 2.14. NOTES; TELEPHONIC NOTICES. Each Lender is hereby authorized to record the principal amount of each of its Loans and each repayment on the schedule attached to its Note; PROVIDED, HOWEVER, that the failure to so record shall not affect the Borrower's obligations under such Note. The Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower. All actions taken by the Lenders and the Agent upon such telephonic notices are hereby approved by the Borrower, and the Lenders and the Agent shall incur no liability as a result of any such actions. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the shall govern absent manifest error.

        SECTION 2.15. INTEREST PAYMENT DATES; INTEREST AND FEE BASIS. Interest accrued on each Floating Rate Advance shall be payable on each Monthly Payment Date, commencing with the first such date to occur after the date hereof, and on the Maturity Date. Interest accrued on that portion of the outstanding principal amount of any Floating Rate Advance converted into a Fixed Rate Advance on a day other than a Monthly Payment Date shall be payable on the date of conversion. Interest accrued on each Fixed Rate Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Fixed Rate Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Fixed Rate Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest on Floating Rate Loans and commitment fees shall be calculated for actual days elapsed on the basis of a 365-day year; interest on Fixed Rate Loans shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

        SECTION 2.16. NOTIFICATION OF ADVANCES, INTEREST RATES, PREPAYMENTS AND COMMITMENT REDUCTIONS. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. The Agent will notify each Lender of the interest rate applicable to each Fixed Rate Advance promptly upon determination of such interest rate.

        SECTION 2.17. LENDING INSTALLATIONS. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written or telex notice to the Agent and the Borrower, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

        SECTION 2.18. NON-RECEIPT OF FUNDS BY THE AGENT. Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (ii) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

        SECTION 2.19. WITHHOLDING TAX EXEMPTION.19. WITHHOLDING TAX EXEMPTION. At least five Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States of America, or a state thereof, agrees that it will deliver to each of the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Lender which so delivers a Form 1001 or 4224 further undertakes to deliver to each of the Borrower and the Agent two additional copies of such form (or a successor form) on or before the date that such form expires (currently, three successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, in each case certifying that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

        SECTION 2.20. UNCONDITIONAL OBLIGATION TO MAKE PAYMENTS. To the fullest extent permitted by law, the Borrower shall make all payments hereunder, under the Notes and under all of the other Loan Documents regardless of any defense or counterclaim, including any defense or counterclaim based on any law, rule or policy which is now or hereafter promulgated by any governmental authority or regulatory body and which may adversely affect the Borrower's obligations to make, or the right of the holder of any Note to receive, those payments.

        SECTION 2.21. COMPENSATING BALANCES. First Chicago shall have the right (but no obligation) to enter into a separate agreement with the Borrower which provides for the reduction of the interest rate payable to First Chicago hereunder in the event that the Borrower maintains collected balances in non-interest bearing accounts at First Chicago, but in no event shall such agreement affect the amounts payable under this Agreement to any other Lender. Similarly, each other Lender shall have the right (but no obligation) to enter into a separate agreement with the Borrower which provides for the rebate to Borrower of a portion of the interest paid to such Lender under this Agreement in the event that the Borrower maintains collected balances in non-interest bearing accounts at such Lender, but in no event shall any such agreement affect the amounts payable under this Agreement to such Lender.

                                   ARTICLE III

                             CHANGE IN CIRCUMSTANCES

        SECTION 3.01. YIELD-PROTECTION. If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, or the compliance of any Lender therewith,

            (i) subjects any Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from the Borrower (excluding federal taxation of the overall net income of any Lender or applicable Lending Installation), or changes the basis of taxation of payments to any Lender in respect of its Loans or other amounts due it hereunder, or

           (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Fixed Rate Advances), or

          (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of loans held or interest received by it, by an amount deemed material by such Lender, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender determines is attributable to making, funding and maintaining its Loans and its Commitment.

        SECTION 3.02. CHANGES IN CAPITAL ADEQUACY REGULATIONS. If a Lender determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans or its obligation to make Loans hereunder (after taking into account such Lender's policies as to capital adequa-

cy). "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender or any Lending Institution. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

        SECTION 3.03. AVAILABILITY OF TYPES OF ADVANCES. If any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Agent determines that (i) deposits of a type and maturity appropriate to match fund Fixed Rate Advances are not available or (ii) the interest rate applicable to a Type of Advance does not accurately reflect the cost of making or maintaining such Advance, then the Agent shall suspend the availability of the affected Type of Advance and require any Fixed Rate Advances of the affected Type to be repaid or to be converted (in accordance with the terms of this Agreement) to any Type of Advance which is not affected and is then available under this Agreement.

        SECTION 3.04. FUNDING INDEMNIFICATION. If any payment of a Fixed Rate Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Fixed Rate Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Fixed Rate Advance.

        SECTION 3.05. LENDER STATEMENTS: SURVIVAL OF INDEMNITY. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Fixed Rate Loans to reduce any liability of the Borrower to such Lender under Sections 3.01 and 3.02 or to avoid the unavailability of a Type of Advance under Section 3.03, so long as such designation is not disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender as to the amount due, if any, under Sections 3.01, 3.02 or 3.04. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Fixed Rate Loan shall be calculated as though each Lender funded its Fixed Rate Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Fixed Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement shall be payable on demand after receipt by the Borrower of the written statement. The obligations of the Borrower under Sections 3.01, 3.02 and 3.04 shall survive payment of the Obligations and termination of this Agreement.



                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

        The entities comprising the Borrower jointly and severally represent and warrant to each of the Lenders that:

        SECTION 4.01. ORGANIZATION, POWERS, ETC. Each Borrower (i) is a corporation duly organized, validly existing and in good standing under laws of its state of incorporation, (ii) has the power and authority to own or hold under lease the properties it purports to own or hold under lease and to carry on its business as now conducted, (iii) is duly qualified or licensed to transact business in every jurisdiction in which such qualification or licensing is necessary to enable it to enforce all of its material contracts and other material rights and to avoid any material penalty or forfeiture.

        SECTION 4.02. AUTHORIZATION AND VALIDITY OF THIS AGREEMENT, ETC. The Borrower has the power and authority to execute and deliver this Agreement, the Notes and the other Loan Documents and to perform all its obligations thereunder. The execution and delivery by each of the entities comprising the Borrower of this Agreement, the Notes and the other Loan Documents and the performance by the Borrower of all its obligations thereunder and any and all actions taken by the Borrower (i) have been duly authorized by all requisite corporate action, (ii) will not violate or be in conflict with (a) any provisions of law (including, without limitation, any applicable usury or similar law), (b) any order, rule, regulation, writ, judgment, injunction, decree or award of any court or other agency of government, or (c) any provision of its certificate of incorporation or by-laws, (iii) will not violate, be in conflict with, result in a breach of or constitute (with or without the giving of notice or the passage of time or both) a default under any material indenture, agreement or other instrument to which it is a party or by which it or any of its properties or assets is or may be bound, and (iv) except as otherwise contemplated by this Agreement, will not result in the creation or imposition of any lien, charge or encumbrance upon, or any security interest in, any of its properties or assets. Each of this Agreement, the Notes and the other Loan Documents has been duly executed and delivered by the Borrower. The Loan Documents constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.


        SECTION 4.03. FINANCIAL STATEMENTS. The Borrower heretofore has provided to the Lenders the consolidated balance sheet of the Company and its Subsidiaries as of November 30, 1995, and the related consolidated statements of earnings, stockholders' equity and cash flows for the 12-minth period ended on that date, audited and reported upon by KPMG Peat Marwick, independent certified public accountants (the "Audited Financial Statements"). Those financial statements and reports, and the related notes and schedules (if any), (a) were prepared in accordance with United States generally accepted accounting principles consistently applied throughout the respective periods covered thereby, (b) present fairly the consolidated financial condition of the Company and its Subsidiaries as of the respective dates thereof, (c) show all material liabilities, direct or contingent, of the Company and its Subsidiaries as of those dates (including, without limitation, liabilities for taxes and material commitments), and (d) present fairly the consolidated results of operations of the Company and its Subsidiaries for the respective periods covered thereby.

        SECTION 4.04. NO MATERIAL ADVERSE EFFECT Since the date of the Audited Financial Statements, no Event has occurred which has had or could reasonably be expected to have a Material Adverse Effect. There are no material unrealized or expected losses in connection with loans, advances and other commitments of the Borrower.

        SECTION 4.05. TITLE TO PROPERTIES. Schedule V hereto contains a complete and accurate list of all Real Estate owned by the Borrower, except those properties (i) acquired or disposed of by the Borrower after November 30, 1994 in the ordinary course of business or (ii) the loss or forfeiture of which individually or in the aggregate would not have a Material Adverse Effect. The Borrower and its Subsidiaries have good and marketable fee title, or title insurable by a reputable and nationally recognized title insurance company, to the Real Estate owned by it listed in Schedule V hereto, and to all the other assets owned by it and either reflected on the balance sheet and related notes and schedules most recently delivered by the Borrower to the Lenders (the "Recent Balance Sheet") or acquired by it after the date of that balance sheet and prior to the date hereof, except (x) for those properties and assets which have been disposed of since the date of that balance sheet or which no longer are used or useful in the conduct of its business and (y) that good and marketable fee title, or title insurable by a reputable and nationally recognized title insurance company, to the properties designated as "Arbor Lake," "Park View Apartments," "Oak Tree Apartments," and "Tree House Apartments" in Schedule V and to certain of the properties located in Arizona listed in Schedule V is held by the Persons and in the manner described in Schedule V hereto. All such Real Estate and other assets owned by the Borrower (including the properties referred to in clause (y) above) are free and clear of all Mortgages, pledges, liens, charges and other encumbrances, except (i) in the case of Real Estate, as reflected on title insurance policies insuring the interest of the Borrower in the Real Estate or in title insurance binders issued with respect to the Real Estate (some of which title insurance binders have expired but were valid at the time of acquisition of the relevant Real Estate), (ii) as reflected in the Recent Balance Sheet, and none of those Mortgages, pledges, liens, charges or other encumbrances, individually or in the aggregate, prevents or has a Material Adverse Effect upon the use by the Borrower of any of their respective properties or assets as currently conducted or as planned for the future.

        SECTION 4.06. LITIGATION There is no action, suit, proceeding, arbitration, inquiry or investigation (whether or not purportedly on behalf of the Borrower) pending or, to the best knowledge of the Borrower, threatened against or affecting the Borrower or any of the Subsidiaries which could reasonably be expected to have a Material Adverse Effect. The Borrower is not in default with respect to any final judgment, writ, injunction, decree, rule or regulation of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which default would or could have a Material Adverse Effect on the Borrower. The Borrower has no material contingent obligations not provided for or disclosed in the Audited Financial Statements.

        SECTION 4.07. PAYMENT OF TAXES. There have been filed all federal, state and local tax returns with respect to the operations of the Borrower which are required to be filed, including federal tax returns for the fiscal year ended November 30, 1995 and all prior fiscal years of the Borrower, except where extensions of time to make those filings have been granted by the appropriate taxing authorities and the extensions have not expired. The Borrower has paid or caused to be paid to the appropriate taxing authorities all taxes as shown on those returns and on any assessment received by any of them, to the extent that those taxes have become due, except for taxes the failure to pay which do not violate the provisions of Section 6.03 hereof. The Internal Revenue Service has completed an examination of the Company's federal income tax returns for the years ended 1980 through 1991, and Borrower has paid all additional taxes, assessments, interest and penalties with respect to such years.

        SECTION 4.08. AGREEMENTS Neither the Borrower nor any Subsidiary is a party to any agreement or instrument or is subject to any charter or other restriction that could reasonably be expected to have a Material Adverse Effect on it. Neither the Borrower nor any Subsidiary is in material default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any material agreement or instrument to which it is a party and consummation of the transactions will not cause any Borrower to be in material default thereof.

        SECTION 4.09. FOREIGN DIRECT INVESTMENT REGULATIONS. Neither the making of the Advances nor the repayment thereof nor any other transaction contemplated hereby will involve or constitute a violation by the Borrower of any provision of the Foreign Direct Investment Regulations of the United States Department of Commerce or of any license, ruling, order, or direction of the Secretary of Commerce thereunder.

        SECTION 4.10. FEDERAL RESERVE REGULATIONS

        (a) The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U or Regulation X of the Board of Governors of the Federal Reserve System of the United States). Margin stock (as defined in Regulation U) constitutes less than 25% of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

        (b) No part of the proceeds of any of the Advances will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock. If requested by the Lenders, the Borrower shall furnish to the Lenders a statement in conformity with the requirements of Federal Reserve Form U-l referred to in Regulation U of said Board of Governors. No part of the proceeds of the Advances will be used for any purpose that violates, or which is inconsistent with, the provisions of Regulation X of said Board of Governors.

        SECTION 4.11. CONSENTS, ETC.. Except as set forth on Schedule VI, no order, license, consent, approval, authorization of, or registration, declaration, recording or filing (except for the filing of a Current Report on Form 8-K, and a Quarterly Report on Form 10-Q, in each case with the Securities and Exchange Commission) with, or validation of, or exemption by, any governmental or public authority (whether federal, state or local, domestic or foreign) or any subdivision thereof is required in connection with, or as a condition precedent to, the due and valid execution, delivery and performance by Borrower of this Agreement, the Notes or the other Loan Documents, or the legality, validity, binding effect or enforceability of any of the respective terms, provi-sions or conditions thereof. To the extent that any franchises, licenses, certificates, authorizations, approvals or consents from any federal, state or local (domestic or foreign) government, commission, bureau or agency are required for the acquisition, ownership, operation or maintenance by the Borrower of properties now owned, operated or maintained by it, those franchises, licenses, certificates, authorizations, approvals and consents have been validly granted, are in full force and effect and constitute valid and sufficient authorization therefor.

        SECTION 4.12. COMPLIANCE WITH APPLICABLE LAWS. The Borrower and its Subsidiaries are in compliance with and conform to all statutes, laws, ordinances, rules, regulations, orders, restrictions and all other legal requirements of all domestic or foreign government or any instrumentality thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective properties, the violation of which would have a Material Adverse Effect on it, including, without limitation, regulations of the Board of Governors of the Federal Reserve System, the Federal Interstate Land Sales Full Disclosure Act and the Florida Land Sales Act. Neither the Borrower nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable federal, state and local environmental, health and safety statutes and regulations or the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

        SECTION 4.13. RELATIONSHIP OF THE BORROWER. The entities comprising the Borrower are engaged as an integrated group in the business of owning, developing and selling Real Estate and of providing the required services, credit and other facilities for those integrated operations. The Borrower requires financing on such a basis that funds can be made available from time to time to such entities, to the extent required for the continued successful operation of their integrated operations. The Advances to be made to the Borrower under this Agreement are for the purpose of financing the integrated operations of the Borrower, and each of the entities comprising the Borrower expects to derive benefit, directly or indirectly, from the Advances, both individually and as a member of the integrated group, since the financial success of the operations of each Borrower is dependent upon the continued successful performance of the integrated group as a whole.

        SECTION 4.14. SUBSIDIARIES; JOINT VENTURES. Schedule VII hereto contains a complete and accurate list of (i) all Subsidiaries, including, with respect of each Subsidiary, (a) its state of incorporation, (b) all jurisdictions (if any) in which it is qualified as a foreign corporation, (c) the number of shares of its capital stock outstanding, and

(d) the number and percentage of those shares owned by the Company and/or by any other Subsidiary, and (ii) each Unconsolidated Joint Venture, including, with respect to each such Unconsolidated Joint Venture, (a) its jurisdiction of organization, (b) all other jurisdictions in which it is qualified as a foreign entity and (c) all Persons other than the Borrower that are parties thereto. All the outstanding shares of capital stock of each Subsidiary are validly issued, fully paid and nonassessable, except as otherwise provided by state wage claim laws of general applicability. All of the outstanding shares of capital stock of each Subsidiary owned by the Borrower as specified in Schedule VII are owned free and clear of all liens, pledges, security interests, equity or other beneficial interests, charges and encumbrances of any kind whatsoever. None of the entities comprising the Borrower owns of record or beneficially any shares of the capital stock of any corporation (other than UAMC, LFC, AFSI, STI, TIC, the Limited Purpose Finance Subsidiaries and the other Subsidiaries the equity Securities of which have been pledged to the Agent pursuant to the terms of
Section 7.05) that is not a Borrower.

        SECTION 4.15. ERISA. The Borrower is not executing or delivering any of the Loan Documents or entering into any of the transactions contemplated hereby, directly or indirectly, in connection with any arrangement or understanding in any respect involving any "employee benefit plan" with respect to which the Borrower is a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, or a "disqualified person", within the meaning of the Internal Revenue Code 1986, as amended. No Unfunded Liabilities exist with respect to any Single Employer Plans. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither the Borrower nor any other members of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

        SECTION 4.16. INVESTMENT COMPANY ACT. Neither the Borrower nor any Subsidiary thereof is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

        SECTION 4.17. PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

        SECTION 4.18. SUBORDINATED DEBT. The Obligations constitute senior indebtedness which is entitled to the benefits of the subordination provisions of all outstanding Subordinated Debt.

        SECTION 4.19. POST-RETIREMENT BENEFITS. The present value of the expected cost of post-retirement medical and insurance benefits payable by the Borrower and its Subsidiaries to its employees and former employees, as estimated by the Borrower in accordance with procedures and assumptions deemed reasonable by the Required Lenders, does not exceed $ -0- .

        SECTION 4.20. INSURANCE. The certificate signed by the President or Chief Financial Officer of the Company, that attests to the existence and adequacy of, and summarizes, the property, casualty, and liability insurance programs carried by the Borrower and that has been furnished by the Borrower to the Agent and the Lenders, is complete and accurate. This summary includes the insurer's or insurers' name(s), policy number(s), expiration date(s), amount(s) of coverage, type(s) of coverage, exclusion(s), and deductibles. This summary also includes similar information, and describes any reserves, relating to any self-insurance program that is in effect.

        SECTION 4.21. ENVIRONMENTAL REPRESENTATIONS To the best of the Borrower's knowledge and belief, no Hazardous Substances in violation of any Environmental Laws are present upon any of the Real Estate owned by Borrower or any Real Estate which is encumbered by any Mortgage held by Borrower, and the Borrower has not received any notice to the effect that any of the Real Estate owned by Borrower or any its operations are not in compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial organization is needed to respond to a release of any Hazardous Substance into the environment which, in either case, could be reasonably expected to have a Material Adverse Effect.

        SECTION 4.22. NO MISREPRESENTATION No representation or warranty contained herein or made hereunder and no certificate, schedule, exhibit, report or other document provided or to be provided in connection with the transactions contemplated hereby (including, without limitation, the negotiation of and compliance with the Loan Documents) contains or will contain a misstatement of a material fact or omit to state a material fact required to be stated therein in order to make the statements contained therein, in the light of the circumstances under which made, not misleading.

                                    ARTICLE V

                              CONDITIONS PRECEDENT

        SECTION 5.01. CONDITIONS OF EFFECTIVENESS. This Agreement shall become effective when the Agent shall have received counterparts of this Agreement executed by the Borrower and each of the Lenders; PROVIDED, HOWEVER, that the Lenders shall not be required to make the initial Advance hereunder, unless and until the Agent shall have received each of the documents specified in subsections (a) - (l) below (with all documents required below, except as otherwise specified, to be dated the date of receipt thereof by the Agent, which date shall be the same for all such documents, and each of such documents to be in form and substance satisfactory to the Agent, and (except for the Notes) to be in sufficient copies for each Lender), and the conditions specified in subsections (m) and (n) below shall have been satisfied:

        (a) Estoppel letters from the Bridge Lenders which set forth all amounts owed by the Bridge Borrower under the Bridge Loans.

        (b)    The Notes evidencing the Loans to be made hereunder.

        (c) The favorable written opinion by Rubin Baum Levin Constant Friedman & Bilzin, counsel for the Borrower, dated the Effective Date, addressed to the Lenders and in form and substance satisfactory to the Agent, (i) confirming the accuracy of the representations and warranties set forth in Sections 4.01 (excluding clause (ii) thereof, and limited, in the case of clause (iii) thereof, to the jurisdictions listed under the heading "Where Qualified" in
Schedule VII hereto), 4.02, 4.06, 4.11, 4.12 and the second sentence of Section
4.08 hereof, (which opinion, as to the representations set forth in clauses
(ii)(b), (iii) and (iv) of Section 4.02, Sections 4.06, 4.11, 4.12 and the second sentence of Section 4.08 hereof, may be to the best knowledge of such counsel, and may in its entirety be limited to Florida, Arizona, Delaware, Texas, California, and United States federal law); and (ii) to the effect that this Agreement, the Notes and the Pledge Agreement have been duly authorized, executed and delivered by the Borrower. Such counsel may rely, in its opinion, on the opinions of special counsel to the Borrower referred to in Section 5.01(d) below, as to matters of law of the State of Illinois, and on the opinion of Fennemore, Craig of Phoenix, Arizona as to matters of law of the State of Arizona, and the opinions of Arter & Hadden and Ronquillo & DeWolf, P.C. as to matters of law of the State of Texas, and the opinion of Palmieri, Tyler, Wiener, Wilhelm & Waldron as to matters of law of the State of California. The Borrower hereby instructs its counsel to prepare its opinion and deliver it to Lenders for their benefit, and such opinion shall contain a statement to such effect.

        (d) The favorable written opinion of Rudnick & Wolfe, special counsel to the Borrower, that (i) no authorization, consent, approval, license or exemption of, or filing nor registration with or other action by any Illinois, United States federal or Delaware governmental department, commission, board, bureau, regulatory body, agency or instrumentality or to the best knowledge of such counsel, any court is or will be necessary for the execution, delivery and performance by the Borrower of this Agreement, the Notes and the Pledge Agreement and (ii) this Agreement, the Notes and the Pledge Agreement constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, except as the rights and remedies of the Lenders thereunder may be limited by (A) applicable bankruptcy, reorganization, insolvency and other laws effecting creditors' rights generally from time to time in effect, (B) the exercise of the discretionary powers of the court before which any proceeding seeking equitable remedies (including, without limitation, specific performance and injunctive relief) may be brought, and (C) such other qualifications expressed in the opinion PROVIDED that such qualifications are acceptable to Agent. Such counsel may rely on the opinion of counsel to the Borrower delivered pursuant to subsection (c) above relating to the representations set forth in Sections 4.01 and 4.02 hereof. The Borrower hereby instructs its special counsel to prepare its opinion and deliver it to Lenders for their benefit, and such opinion shall contain a statement to such effect.

        (e) The favorable written opinion of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A., special counsel to the Agent and the Lenders, dated the Effective Date, addressed to the Lenders to the effect that: while it has not independently considered the matters covered by the opinions provided pursuant to Sections 5.01(c) and (d) to the extent necessary to enable it to express the conclusions stated therein, those opinions of counsel and the other documents provided pursuant to this Section 5.01 are substantially responsive to the requirements of this Agreement.

        (f) The following supporting documents with respect to each Borrower:
(i) a copy of its certificate of incorporation, certified as of a date reasonably close to the Effective Date to be a true and accurate copy by the Secretary of State of its state of incorporation, or a certificate of its Secretary or Assistant Secretary to the effect that there have been no amendments to its certificate of incorporation since December 29, 1986; (ii) a certificate of that Secretary of State, dated as of a date reasonably close to the Effective Date, as to its existence and (if available) good standing; (iii) a certificate of the Secretary of State of each jurisdiction, other than its state of incorporation, in which it does business, as to its qualification as a foreign corporation; (iv) a copy of its by-laws, certified by its Secretary or Assistant Secretary to be a true and accurate copy of its by-laws in effect on the Effective Date; (v) a certificate of its Secretary or Assistant Secretary, dated the Effective Date, as to the incumbency and signatures of its officers who have executed any documents in connection with the transactions contem-plated by this Agreement; (vi) a copy of resolutions of the Executive Committee of its Board of Directors, certified by its Secretary or Assistant Secretary to be a true and accurate copy of resolutions duly adopted by such Executive Committee that are in full force and effect on the Effective Date, authorizing the execution and delivery by it of this Agreement, the Notes and the other Loan Documents and the performance by it of all its obligations thereunder; and (vii) such additional supporting documents and other information with respect to its operations and affairs as the Agent may reasonably request.

        (g) A certificate signed by a duly authorized officer of each Borrower stating that: (i) the representations and warranties of the Borrower contained in Article IV hereof are correct and accurate on and as of the date of that certificate as though made on and as of that date and (ii) no event has occurred and is continuing which constitutes an Event of Default or Unmatured Default hereunder.

        (h) The Borrowing Base report for the fiscal year end November 30, 1995, as required pursuant to Section 6.04(j).

        (i) A report from the Borrower with respect to all Income Producing Properties included in the calculation of the Borrowing Base that provides all such information as the Agent may require with respect to each such property, including, without limitation, the name, type and size (square feet, number of units or number of rooms, as applicable), the current leasing or occupancy status, the year-to-date average daily rate and year-to-date occupancy for each hotel property, and the operating cash flow (operating revenues less appropriate market rate management fees and all other operating expenses except depreciation and capital expenditures) for the most recently completed four fiscal quarters.

        (j) Written money transfer instructions, in substantially the form of Exhibit B hereto, signed by an Authorized Officer, together with such other related money transfer authorizations as the Agent may reasonably request.

        (k)    The Intercreditor Agreement.

        (l) Such other documents as any Lender or its counsel may reasonably request.

        (m) There shall not have occurred any changes in the consolidated financial condition or results of operations of the Borrower from that reflected in the financial statements dated November 30, 1995 which has or reasonably could be expected to have, in the judgment of the Required Lenders, a Material Adverse Effect on the Borrower's operations, taken as a whole.

        (n) The Bridge Loans shall have been simultaneously repaid in full from the proceeds of the initial Advance hereunder and the Bridge Credit Agreement terminated in accordance with the terms thereof.

        SECTION 5.02. CONDITIONS PRECEDENT TO ALL BORROWINGS

        (a) The Lenders shall not be required to make any Loan, unless on the applicable Borrowing Date:

            (i) the Agent shall have received notice of Borrower's request for the Advance with respect thereto as provided in Section 2.09(a) and such other approvals, opinions or documents as the Agent may reasonably request; and

           (ii) the representations and warranties of the Borrower contained in
        Article IV hereof are true and correct as of such Borrowing Date; PROVIDED, HOWEVER, that for the purposes hereof, (A) from and after the date of delivery by the Borrower pursuant to Section 6.04(a) of their consolidated financial statements for the year ended November 30, 1995, the references in Section 4.03 to "Audited Financial Statements" shall be deemed to be references to the annual audited financial statements most recently delivered by the Borrower pursuant to Section 6.04(a) as of the date of the request for an Advance; and (B) from and after that date of delivery by the Borrower pursuant to Section 6.04(b) of its consolidated financial statements for the quarter ended August 31, 1995, the references in Section 4.03 to "Unaudited Financial Statements" shall be deemed to be references to the quarterly unaudited financial statements most recently delivered by the Borrower pursuant to Section 6.04(b) as of the date of that request for an Advance; and

          (iii) All legal matters incident to the making of such Advance shall be satisfactory to the Lenders and their counsel; and

           (iv) There exists no Event of Default or Unmatured Default; and

            (v) The making of the Advance will not cause the outstanding principal amount of the Notes to exceed the Borrowing Base, nor will the making of the Advance result in any Event of Default or Unmatured Default.

        (b) Each Borrowing Notice with respect to each such Advance shall constitute a representation and warranty by the Borrower that all of the conditions contained in Section 5.02 have been satisfied.



                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

        The Borrower covenants and agrees that from the date hereof until payment in full of all the Obligations, unless the Required Lenders otherwise shall consent in writing as provided in Section 13.06 hereof, the Borrower will, and will cause each of its Subsidiaries to:

        SECTION 6.01. EXISTENCE, PROPERTIES, ETC. Do or cause to be done all things or proceed with due diligence with any actions or courses of action which may be necessary to preserve and keep in full force and effect its existence under the laws of their respective states of incorporation and all qualifications or licenses in jurisdictions in which such qualification or licensing is required for the conduct of its business or in which the Lenders shall request such qualification; PROVIDED, HOWEVER, that nothing herein shall be deemed to prohibit any Borrower other than the Company from (i) merging into or consolidating with any other Borrower (including the Company, if the Company is the surviving entity) or (ii) declaring and paying dividends in complete liquidation. The Borrower will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted. The primary business of the Borrower and the Subsidiaries shall at all times be the acquisition, development, management, rental and/or sale of real estate assets and/or the provision of financial services.

        SECTION 6.02. NOTICE of (i) any proceeding instituted by or against the Borrower or any of the Subsidiaries in any federal or state court or before any commission or other regulatory body, federal, state or local, or any such proceedings threatened against the Borrower in writing by any federal, state or other governmental agency, which, if adversely determined, could reasonably be expected to have a Material Adverse Effect on the Borrower, and (ii) any other Event which may lead to or result in a Material Adverse Effect on the Borrower, or which, with or without the giving of notice or the passage of time or both, would constitute an Event of Default or a default under any material agreement other than this

Agreement to which the Borrower is a party or by which any of its properties or assets is or may be bound.

        SECTION 6.03. PAYMENTS OF DEBTS, TAXES, ETC Pay all its debts and perform all its obligations promptly and in accordance with the respective terms thereof, and pay and discharge or cause to be paid and discharged promptly all taxes, assessments and governmental charges or levies imposed upon the Borrower or upon its incomes or receipts or upon any of its properties before the same shall become in default or past due, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might result in the imposition of a lien or charge upon such properties or any part thereof; PROVIDED, HOWEVER, that it shall not constitute a violation of the provisions of this Section 6.03 if the Borrower shall fail to perform any such obligation or to pay any such debt (except for obligations for money borrowed), tax, assessment, governmental charge or levy or claim for labor, materials or supplies which is being contested in good faith, by proper proceedings diligently pursued, and as to which adequate reserves have been provided.

        SECTION 6.04. ACCOUNTS AND REPORTS Maintain a standard system of accounting established and administered in accordance with Agreement Accounting Principles, and provide to the Lenders the following:

        (a) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower (commencing with the fiscal year ending November 30, 1995), a consolidated balance sheet of the Company and its Subsidiaries as of the end of that fiscal year and the related consolidated statements of earnings, stockholders' equity and cash flows for that fiscal year, all with accompanying notes and schedules, prepared in accordance with United States generally accepted accounting principles consistently applied and audited and reported upon by KPMG Peat Marwick or another firm of independent certified public accountants of recognized standing selected by the Borrower and acceptable to the Agent (such audit report shall be unqualified except for qualifications relating to changes in United States generally accepted principles of accounts and required or approved by the Borrower's independent certified public accountants);

        (b) as soon as available and in any event within 60 days after the end of each of the first three quarters, and within 120 days after the end of the fourth quarter, of each fiscal year of the Borrower (commencing with the quarter ending November 30, 1995), a consolidated balance sheet of the Company and its Subsidiaries as of the end of that quarter, and the related consolidated statement of earnings of the Company and its Subsidiaries for the period from the beginning of the fiscal year to the end of that quarter, all prepared in accordance with United States generally accepted accounting principles consistently applied, unaudited but certified to be true and accurate, subject to normal year-end audit adjustments, by the chief financial officer of the Company;

        (c) within 60 days after the end of each of the first three quarters, and within 120 days after the end of the fourth quarter, of each fiscal year of the Borrower (commencing with the quarter ending November 30, 1995), (i) a consolidating balance sheet of the Borrower (in a form acceptable to the Agent) as of the end of that quarter and the related consolidating statement of earnings of the Borrower (in a form acceptable to the Agent) for the period from the beginning of the fiscal year to the end of that quarter, and (ii) a consolidating balance sheet of LFSI (in a form acceptable to the Agent) as of the end of that quarter and the related consolidating statement of earnings of LFSI (in a form acceptable to the Agent) for the period from the beginning of the fiscal year to the end of that quarter, all prepared in accordance with United States generally accepted accounting principles consistently applied, unaudited but certified to be true and accurate, subject to normal year-end audit adjustments, by the chief financial officer of the Company;

        (d) concurrently with the delivery of the financial statements described in subsection (a) above, a letter signed by that firm of independent certified public accountants to the effect that, during the course of their examination, nothing came to their attention which caused them to believe that any Event of Default or Unmatured Default has occurred, or if such Event of Default or Unmatured Default has occurred, specifying the facts with respect thereto; and concurrently with the delivery of the financial statements described in subsections (b) and (c) above, a certificate signed by the President or Executive Vice President and the chief financial officer of the Company to the effect that, having read this Agreement, and based upon an examination which they deemed sufficient to enable them to make an informed statement, there does not exist any Event of Default or Unmatured Default, or if such Event of Default or Unmatured Default has occurred, specifying the facts with respect thereto;

        (e) within 30 days after the end of each calendar month (commencing with the month ending February 29, 1996), a report, in reasonable detail and in form and substance satisfactory to the Agent, setting forth, as of the end of the month, with respect to each Project owned by the Company and its Subsidiaries,
(i) the number of Housing Unit Closings, (ii) the number of Housing Units either completed or under construction, specifying the number thereof that are Completed Housing Units, (iii) the number of Housing Units Under Contract;

        (f) within 120 days after the end of each fiscal year of the Borrower (commencing with the fiscal year ending November 30, 1995), (i) a schedule of all Real Estate owned by the Borrower in the form of Schedule V annexed hereto or as other-wise required by Agent, which schedule, in addition to providing all the categories of information specified in Schedule V, shall specify those properties the interest and carrying charges attributable to which are being deducted, for financial reporting purposes, for the fiscal year in which they are paid and shall contain all such other information as Agent shall require,
(ii) a schedule listing each Mortgage Receivable held by the Borrower having an outstanding principal balance exceeding $100,000 as of the end of that fiscal year, setting forth, in reasonable detail and in form and substance satisfactory to the Agent, with respect to each such Mortgage Receivable, (A) the name and address of the Debtor, (B) a description of the Real Estate encumbered by the Mortgage granted as security therefor, (C) the original sales price of the Real Estate, (D) the original principal amount of the receivable, (E) the terms of payment of, and the interest payable on, the receivable and (F) the outstanding principal balance thereof and the accrued and unpaid interest thereon as of the end of that fiscal year; and (iii) a report, in form and substance reasonably acceptable to Agent, with respect to all Income Producing Properties included in the calculation of the Borrowing Base that provides all such information as the Agent may require with respect to each such property, including, without limitation, the name, type and size (square feet, number of units or number of rooms, as applicable) of the property, the year-to-date average daily rate and year-to-date occupancy for each hotel property, leasing or occupancy reports for such fiscal year, and operating reports for such fiscal year;

        (g) within 90 days after the beginning of each fiscal year of the Borrower (commencing with the fiscal year beginning December 1, 1995), a projection, in reasonable detail and in form and substance satisfactory to the Agent, on a quarterly basis of the cash flow and of the earnings of the Company and its Subsidiaries for that fiscal year and for the immediately succeeding fiscal year;

        (h) promptly upon becoming available, copies of all financial statements, reports, notices and proxy statements sent by the Borrower to its stockholders, and of all regular and periodic reports and other material (including copies of all registration statements and reports under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended) filed by the Borrower with any securities exchange or any governmental authority or commission, except material filed with governmental authorities or commissions relating to the development of Real Estate in the ordinary course of the business of the Borrower and which does not relate to or disclose any Material Adverse Effect to the affairs of the Borrower;

        (i) as soon as available and in any event within 60 days after the end of each of the first three quarters, and within 120 days after the end of the fourth quarter, of each fiscal year of each Unconsolidated Joint Venture, a balance sheet of that Unconsolidated Joint Venture as of the end of that quarter and a statement of earnings of that

Unconsolidated Joint Venture for the period from the beginning of the fiscal year to the end of that quarter, prepared in accordance with United States generally accepted accounting principles consistently applied, unaudited but certified to be true and accurate, subject (in the case of the financial statements delivered for the first three quarter of each fiscal year) to normal year-end adjustments, by the chief financial officer of the Company;

        (j) within 60 days after the end of each of the first three quarters, and within 90 days after the end of each fiscal year of the Borrower (commencing with the quarter ending February 29, 1996), a report, in reasonable detail and in form and substance satisfactory to the Agent, with calculations indicating that the Borrower is in compliance with the provisions of Article VII and, if the Borrower shall have been required to provide Collateral, Article VIII of this Agreement. Without limiting the generality of the foregoing, Borrower shall provide to the Lenders (i) a report calculating the Borrowing Base in form and substance satisfactory to Agent, in which report the Borrower shall include (a) a report of all accounts receivable from the sales of Housing Units included in the Borrowing Base, showing all such receivables which remain uncollected on the tenth (10th) day after the end of the quarter or fiscal year, as the case may be, and (b) a general description of all Income Producing Properties included in the calculation of the Borrowing Base and with respect to each of such properties the Net Book Value and the Net Operating Income for the most recently completed four fiscal quarters, (ii) a report containing the calculations necessary to indicate that the Borrower is in compliance with the provisions of Sections 6.10 and 7.14, including a certification of the outstanding principal amount of all loans and advances made by the Company to each of the Mortgage Banking Subsidiaries, as the case may be, and that all such loans and advances are duly evidenced by the Mortgage Banking Subsidiaries Note in the possession of Agent, and (iii) a report on investments substantially in the form attached as Exhibit E hereto. The reports furnished pursuant to this subsection (j) shall be certified to be true and correct by the Chief Financial Officer of the Company and shall also contain a representation and warranty by the Borrower that it is in full compliance with the provisions of Article VII and, if applicable, Article VIII of this Agreement;

        (k) within 270 days after the close of each fiscal year, a statement of the Unfunded Liabilities of each Single Employer Plan, certified as correct by an actuary enrolled under ERISA, but the foregoing statement shall be required only if any Single Employer Plan shall exist;

        (l) as soon as possible and in any event within 10 days after the Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto;

        (m) as soon as possible and in any event within 10 days after receipt by the Borrower, a copy of (a) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Company or any of its Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect;

        (n) promptly upon the request of the Agent or any Lender, an accurate legal description with respect to any Real Estate (including, without limitation, all Income Producing Property) included in the calculation of the Borrowing Base;

        (o) promptly upon the request of the Agent or any Lender, quarterly operating statements for any Income Producing Property included in the calculation of the Borrowing Base;

        (p) such supplements to the aforementioned documents and additional information (including, but not limited to, leasing, occupancy and non-financial information) and reports as the Agent or any Lender may from time to time reasonably require;

        (q) as soon available and in any event within 120 days after the end of each fiscal year of each Pool (as defined in the definition of "Borrowing Base"), a balance sheet of such Pool as of the end of such fiscal year and the related statements of earnings, partners' equity and cash flows for such fiscal year, all with accompanying notes and schedules, prepared in accordance with United States generally accepted accounting principles consistently applied and either (i) audited and reported on by an independent firm of certified public accountants of national standing or (ii) unaudited but certified to be true and accurate by the chief financial officer of the Company to the best of his knowledge;

        (r) as soon as available and in any event within 60 days after the end of each of the first three fiscal quarters and within 120 days after the end of the fourth fiscal quarter of each fiscal year of each Pool, a balance sheet of each such Pool as of the end of such quarter and the related statements of earnings and partners' equity of each such Pool for the period from the beginning of the fiscal year to the end of such quarter, certified to be true and accurate, subject to normal year-end audit adjustments, by the chief financial officer of the Company to the best of his knowledge;

        (s) prior to or contemporaneously with the making of any investment in any Unconsolidated Joint Venture, copies of each proposed shareholders' agreement, certificate or articles of incorporation, partnership agreement, joint venture agreement or similar organizational instrument or agreement, relating to the formation of each Unconsolidated Joint Venture, and each material restatement, modification, amendment or supplement thereto; and

        (t) concurrently with the quarterly financial statements described in subsection (b) above following the end of any quarter in which each new Subsidiary that is to become a Borrower under Section 6.07 hereof was formed, the Company shall deliver to the Agent (i) revised copies of Schedule I to this Agreement and Schedule I to the Note, adding thereto the name of such new Subsidiary, (ii) a revised copy of Schedule VII to this Agreement, adding thereto the information with respect to such new Subsidiary required by Section
4.14 hereof, (iii) a joinder, in form and content satisfactory to the Agent, executed by a duly authorized officer of such new Subsidiary, pursuant to which such Subsidiary agrees to become a Borrower hereunder, assumes all of the Obligations, and agrees that Schedule I hereto and Schedule I to the Note shall be amended to include the name of such Subsidiary; (iv) a copy of the certificate of incorporation or other organizational document of such new Subsidiary, certified by the secretary of state or other official of the state or other jurisdiction of its incorporation; and (v) a copy of the bylaws of such new Subsidiary, certified by the secretary or other appropriate officer or partner of such Subsidiary.

        SECTION 6.05. ACCESS TO PREMISES AND RECORDS. At all reasonable times and as often as any Lender may reasonably request, permit authorized representatives and agents designated by that Lender to (i) have access to the premises of the Borrower and each Subsidiary and to their respective corporate books and financial records, and all other records relating to their respective operations and procedures, (ii) make copies of or excerpts from those books and records and (iii) upon reasonable notice to the Company, discuss the respective affairs, finances and operations of the Borrower and its Subsidiaries with, and to be advised as to the same by, their respective officers and directors.

        SECTION 6.06. MAINTENANCE OF PROPERTIES AND INSURANCE. Maintain all its properties and assets in good working order and condition and make all necessary repairs, renewals and replacements thereof so that its business carried on in connection therewith may be properly conducted at all times; and maintain or require to be maintained (i) adequate insurance, by financially sound and reputable insurers, on all properties of the Borrower which are of character usually insured by Persons engaged in the same or a similar business (including, without limitation, all Real Estate encumbered by Mortgages securing mortgage loans made by the Borrower, to the extent normally required by prudent mortgagees, and all Real Estate which is subject of an Equity Investment by the Borrower, to the extent normally carried by prudent builder-develop-

ers) against loss or damage resulting from fire, defects in title or other risks insured against by extended coverage and of the kind customarily insured against by those Persons, (ii) adequate public liability insurance against tort claims which may be incurred by the Borrower, and (iii) such other insurance as may be required by law. Upon the request of the Agent, the Borrower will furnish to the Lenders full information as to the insurance carried. Notwithstanding the foregoing provisions of this Section 6.06, Borrower shall be permitted to self-insure against all property and casualty risks associated with its construction of single-family dwelling units up to a maximum aggregate exposure not to exceed at any time 25% of Tangible Net Worth.

        SECTION 6.07. FINANCING; NEW INVESTMENTS. Give the Agent (i) written notice of any serious negotiations for debt or equity financing or for the placement of the Borrower's Securities in either a private or public financing, if any of the foregoing transactions are to be in excess of $1,000,000 in any one transaction or series of related transactions, (ii) advance written notice of the formation of any new Significant Subsidiary (as hereinafter defined), the establishment of any new joint venture or the commencement of any new project or work-out involving Real Estate not owned by the Borrower as of the Effective Date, which such new Significant Subsidiary shall become a party to this Agreement as a Borrower hereunder, effective upon the date of such Subsidiary's formation, unless all of the issued and outstanding equity Securities of such Subsidiary are pledged to the Lenders pursuant to Section 7.05 hereof, and (iii) written notice of the formation of any new Subsidiary which is not a Significant Subsidiary given not later than ten (10) days after such formation, which new Subsidiary shall become a party to this Agreement as a Borrower hereunder effective upon such Subsidiary's formation; PROVIDED, HOWEVER, that nothing in this Section 6.07 shall be deemed to authorize the Borrower to enter into any such transaction if the same would violate any of the limitations set forth in
Article VII hereof. As used in this Section 6.07, the term "Significant Subsidiary" means a Subsidiary of one or more entities comprising the Borrower in which the Borrower makes investments (whether through the purchase of capital stock or instruments evidencing debt, advances or loans to such Subsidiary or by the guaranty of indebtedness of such Subsidiary) in a cumulative amount in excess of $1,000,000.

        SECTION 6.08. COMPLIANCE WITH APPLICABLE LAWS. Promptly and fully comply with, conform to and obey all present and future laws, ordinances, rules, regulations, orders, writs, judgments, injunctions, decrees, awards and all other legal requirements applicable to the Borrower, its Subsidiaries and their respective properties, including Regulation Z of the Board of Governors of the Federal Reserve System, the Federal Interstate Land Sales Full Disclosure Act and the Florida Land Sales Act, the violation of which would have a Material Adverse Effect on the Borrower.

        SECTION 6.09. CHANGE IN COLLATERAL. Give the Agent immediate notice of any material change in the status of any of the Collateral which may be required hereunder.

        SECTION 6.10. ADVANCES TO THE MORTGAGE BANKING SUBSIDIARIES. Cause the Mortgage Banking Subsidiaries to execute and deliver the Mortgage Banking Subsidiaries Note in order to evidence all loans and advances that now exist or are hereafter made by the Company to any of the Mortgage Banking Subsidiaries, respectively; deposit the original Mortgage Banking Subsidiaries Note with Agent; and obtain, prior to or contemporaneously with the execution of this Agreement, written acknowledgments from each Mortgage Banking Subsidiary that the aggregate of all loans and advances hereafter made by the Company to such Mortgage Banking Subsidiary shall be evidenced and governed by the Mortgage Banking Subsidiaries Note held by Agent. At all times the principal amount of the Mortgage Banking Subsidiaries Note held by Agent must equal or exceed the aggregate principal amount of all loans and advances made by the Company to Mortgage Banking Subsidiaries, and upon the request of Agent (but no more frequently than monthly), the Company shall obtain and deliver to the Agent specific written acknowledgments from each of the Mortgage Banking Subsidiaries to the effect that loans and advances theretofore made by the Company to the Mortgage Banking Subsidiaries are evidenced by the Mortgage Banking Subsidiaries Note. In the event that after the Effective Date the Borrower organizes or acquires any Mortgage Banking Subsidiary, such Mortgage Banking Subsidiary shall, upon such organization or acquisition, join in and become a maker of a replacement Mortgage Banking Subsidiaries Note, such new Mortgage Banking Subsidiaries Note shall be deposited with the Agent pursuant to this Section 6.10, and all references in this Agreement to Mortgage Banking Subsidiaries shall thereafter be deemed references to all such Mortgage Banking Subsidiaries.

        SECTION 6.11. USE OF PROCEEDS. Use the proceeds of the Advances for working capital and general corporate purposes and to finance acquisitions consummated with the prior approval of the Board of Directors of the Person to be acquired, and use the initial Advance to repay the amounts outstanding under the Bridge Loans.

                                   ARTICLE VII

                               NEGATIVE COVENANTS

        The Borrower covenants and agrees that from the date hereof until payment in full of all the Obligations, unless the Lenders otherwise shall consent in writing as provided in Section 13.06 hereof, Borrower will not, either directly or indirectly:

        SECTION 7.01. TANGIBLE NET WORTH. Permit the consolidated Tangible Net Worth of (i) the Borrower and (ii) each Subsidiary whose equity Securities are pledged to the Lenders pursuant to the Pledge Agreement referred to in Section
7.05 hereof at any time to be less than the sum of (a) $425,000,000, and (b) an amount equal to 50% of the result obtained by subtracting the after tax net income of the Mortgage Banking Subsidiaries, the Limited Purpose Finance Subsidiaries, STI and TIC from the aggregate net income of the Company and its Subsidiaries, for each fiscal quarter of the Company ending after August 31, 1994 for which the Company and its Subsidiaries, taken as a whole, had net income, and (c) the aggregate net proceeds received by the Borrower after August 31, 1994 from the sale of any of its equity Securities.

        SECTION 7.02. RATIO OF LIABILITIES TO ADJUSTED TANGIBLE NET WORTH. Permit the consolidated Liabilities of the Borrower less the Liabilities of the Mortgage Banking Subsidiaries, the Limited Purpose Finance Subsidiaries, STI and TIC (unless such Liabilities are guaranteed by the Borrower), as shown on the Company's consolidated financial statements, at any time to exceed 200% of the consolidated Adjusted Tangible Net Worth of the Borrower.

        SECTION 7.03. GUARANTIES. Make or suffer to exist any Contingent Obligation (including, without limitation, any Contingent Obligation with respect to the obligations of a Subsidiary or joint venture) or otherwise assume, guarantee or in any way become contingently liable or responsible for obligations of any other Person, whether by agreement to purchase those obligations of any other Person, or by agreement for the furnishing of funds through the purchase of goods, supplies or services (whether by way of stock purchase, capital contribution, advance or loan) for the purpose of paying or discharging the obligations of any other Person, except for: (a) guaranties of obligations of another Borrower issued in the ordinary course of business; (b) the endorsement of negotiable instruments in the ordinary course of business;
(c) guaranties of performance and completion and performance and completion bonds issued in connection with the construction of Real Estate developments owned by the Borrower; (d) guaranties of liabilities incurred by Unconsolidated Joint Ventures to which the Borrower or an Unconsolidated Joint Venture Subsidiary is a party, PROVIDED that all such guaranties outstanding at any one time, when aggregated with all then outstanding investments in and loans or advances to Unconsolidated Joint Ventures of the type referred to in clause (i) of Section 7.05 hereof, do not exceed $50,000,000 for any single Unconsolidated Joint Venture or, in the aggregate for all Unconsolidated Joint Ventures, a sum equal to the lesser of either (i) 33% of the consolidated Tangible Net Worth of the Borrower, or (ii) 100% of the net worth of Lennar Homes, Inc. and the other home building companies indicated by an asterisk on Schedule I, but not less than $200,000,000. None of the foregoing clauses, however, shall be deemed to permit the Borrower to guaranty any obligations of the Mortgage Banking Subsidiaries, Limited Purpose Finance Subsidiaries, STI or TIC, if any such guaranty would cause the Borrower to be in violation of Section 7.02 hereof.

        SECTION 7.04. SALE OF ASSETS; ACQUISITIONS; MERGER.

        (a) Do either of the following: (i) sell any single asset with a book value of $5,000,000 or more for a sales price which is less than the book value of that asset, or (ii) sell any single asset with a book value of $10,000,000 or more; PROVIDED, HOWEVER, that in no event shall the aggregate sales price of all assets sold or disposed of by the Borrower, other than those sold in the ordinary course of business, exceed $25,000,000 in any single calendar year.

        (b)    Do any of the following:

            (i) sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of the assets (whether now owned or hereafter acquired) of the Company and the Subsidiaries (on a consolidated basis) except for the sale of inventory in the ordinary course of business;

           (ii) merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; or

           (iii) dissolve, liquidate or wind up its business by operation of law or otherwise;

PROVIDED, HOWEVER, that any Subsidiary or any other Person may merge into or consolidate with or may dissolve and liquidate into any Borrower, if (and only if), (1) in the case of a merger or consolidation, a Borrower is the surviving Person, (2) in the case of a merger or consolidation involving the Company, the Company is the surviving Person, (3) the character of the business of the Company and the Subsidiaries on a consolidated basis will not be materially changed by such occurrence, and (4) such occurrence shall not constitute or give rise to an Event of Default or Unmatured Default or a default in respect of any of the covenants contained in any agreement to which the Company or such Subsidiary is a party or by which its property may be bound.

        (c) Acquire another company unless such company is involved in the acquisition, development, management, rental and/or sale of real estate assets and/or the provision of financial services as its primary business.

        Nothing contained in this Section 7.04, however, shall restrict any sale of assets between the entities comprising the Borrower which is in compliance with all other provisions of this Agreement.

        SECTION 7.05. INVESTMENTS. Purchase or otherwise acquire, hold or invest in the Securities (whether capital stock or instruments evidencing debt) of, make loans or advances to, enter into any arrangements for the purpose of providing funds or credit to, or make any Equity Investment in, any Person which is not either a Borrower on the Effective Date or a Subsidiary which becomes a Borrower upon the making of the investment, except for: (i) investments in or loans or advances to Unconsolidated Joint Ventures to which the Borrower or a Subsidiary is a party, PROVIDED that (A) all such investments, loans and advances outstanding at any time, when aggregated with all then outstanding guaranties of the obligations of Unconsolidated Joint Ventures of the type referred to in clause (d) of Section 7.03 hereof, do not exceed $50,000,000 for any single Unconsolidated Joint Venture or, in the aggregate for all Unconsolidated Joint Ventures, a sum equal to the lesser of either (i) 33% of the consolidated Tangible Net Worth of the Borrower, or (ii) 100% of the net worth of Lennar Homes, Inc. and the other home building companies indicated with an asterisk on Schedule I, but not less than $200,000,000, and (B) with respect to investments in, or loans and advances to each Unconsolidated Joint Venture Subsidiary which is not a Borrower, all of the issued and outstanding equity Securities of such Unconsolidated Joint Venture Subsidiary shall have been pledged to the Agent pursuant to the terms and provisions of a Pledge Agreement, substantially in the form of the Amended and Restated Pledge Agreement attached as Exhibit F hereto, and such pledge shall not be prohibited by, or result in a breach or violation of, any agreement, indenture or other instrument to which the Company or any Subsidiary is a party or is bound; (ii) advances to or investments in the Mortgage Banking Subsidiaries or the Limited Purpose Finance Subsidiaries outstanding at any time not exceeding $150,000,000 in the aggregate; (iii) advances to or investments in STI and TIC outstanding at any time not exceeding $10,000,000 in the aggregate; and (iv)(A) purchases of direct obligations of the government of the United States of America, or any agency thereof, or obligations unconditionally guaranteed by the United States of America; (B) certificates of deposit of any bank organized or licensed to conduct a banking business under the laws of the United States or any state thereof having capital, surplus and undivided profits of not less than $100,000,000; (C) invest-
ments in commercial paper which, at the time of acquisition by the Borrower, is accorded an "A" or equivalent rating by Standard & Poor's, Moody's or any other nationally recognized credit rating agency of similar standing; (D) investments in publicly traded, readily marketable securities, traded on a recognized national exchange or over-the-counter, PROVIDED, HOWEVER, that no more than an aggregate of $15,000,000, (excluding investments in Sunrise Lakes Phase I Bonds, Coupon at 7 1/2%, Aggregate face value $4,215,000) may be invested in such securities; (E) investments in collateralized mortgage obligations and commercial mortgage-backed securities not exceeding $150,000,000 in the aggregate, PROVIDED, HOWEVER, that such $150,000,000 limitation shall not be applicable to investments to the extent such investments are financed with Indebtedness other than the Obligations; and (F) Indebtedness of a homebuilding company to be acquired by the Borrower for the purpose of obtaining control or specific homebuilding assets of that homebuilding company, PROVIDED, HOWEVER, that such Indebtedness is secured by land, homes under construction and/or homes inventory of such homebuilding company.

        SECTION 7.06. DISPOSITION, ENCUMBRANCE OR ISSUANCE OF CERTAIN STOCK. Sell, transfer or otherwise dispose of, or pledge, grant a security interest, equity interest or other beneficial interest in or otherwise encumber any of the outstanding shares of capital stock of any Mortgage Banking Subsidiary, or permit any Mortgage Banking Subsidiary to sell, issue or otherwise transfer any shares of its capital stock to any Person other than the Borrower.

        SECTION 7.07. SUBORDINATED DEBT. Directly or indirectly make any payment of principal or interest with respect to any Subordinated Debt prior to the date the same is due, or amend or modify the terms of any Subordinated Debt except for extensions of the due date thereof, or directly or indirectly redeem, retire, defease, purchase, retire or otherwise acquire any Subordinated Debt.

        SECTION 7.08. HOUSING UNIT. Permit the total number of Housing Units owned by the Borrower, including Housing Units under construction but excluding model housing units and Housing Units Under Contract, at any time to exceed the greater of (i) 50% of the total number of Housing Unit Closings during the immediately preceding 12-month period, or (ii) 110% of the total number of Housing Unit Closings during the immediately preceding six-month period.

        SECTION 7.09. CONSTRUCTION IN PROGRESS. Cause, suffer or permit to exist any Mortgage, security interest or other encumbrance to secure Indebtedness on any Housing Unit or other building or structure (including, without limitation, any asset reported as "Construction in Progress" in the financial statements of the Borrower, but excluding any Income Producing Property and any part thereof) that is under construc-tion on any land owned or leased by the Borrower; PROVIDED, HOWEVER, that the Borrower may cause, suffer or permit to exist purchase money Mortgages having an aggregate outstanding principal balance not exceeding $10,000,000 at any time on assets so reported as "Construction in Progress".

        SECTION 7.10. LIMITATION ON UNSECURED DEBT. At any time, permit the aggregate outstanding amount of the sum of (i) all outstanding Indebtedness under the Notes plus (ii) all other unsecured Indebtedness of the Borrower in excess of $20,000,000, to exceed the Borrowing Base at such time.

        SECTION 7.11. NO MARGIN STOCK. Use any of the proceeds of the Advances to purchase or carry any "margin stock" (as defined in Regulation U).

        SECTION 7.12. MORTGAGE BANKING SUBSIDIARIES' CAPITAL RATIO. Permit the "Mortgage Banking Subsidiaries' Capital Ratio" to exceed, at any time, eight (8) to one (1). As used in this Section 7.12, the term "Mortgage Banking Subsidiaries' Capital Ratio" shall mean the ratio of the combined total indebtedness of the Mortgage Banking Subsidiaries to Adjusted Net Worth (as defined in Section 7.15 below).

        SECTION 7.13. TRANSACTIONS WITH AFFILIATES. Enter into any transaction (including, without limitation, the purchase or sale of any property or service) with, or make any payment or transfer to, any Affiliate, except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or a Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction.

        SECTION 7.14. RESTRICTIONS ON ADVANCES TO MORTGAGE BANKING SUBSIDIARIES.
(i) Permit any loan or advance to be made by the Borrower to a Mortgage Banking Subsidiary except for loans and advances from the Company to the Mortgage Banking Subsidiaries which are made under, and evidenced by, the Mortgage Banking Subsidiaries Note that is in the possession of Agent and for which the Company shall have obtained a written acknowledgment from each Mortgage Banking Subsidiary that the same are evidenced and governed by the Mortgage Banking Subsidiaries Note; (ii) permit the aggregate amount of all loans and advances made by the Company to any Mortgage Banking Subsidiary outstanding at any time to exceed the sum of (a) the aggregate principal amount of all mortgage loans held for sale by such Mortgage Banking Subsidiary, less the aggregate principal amount of all promissory notes payable by such Mortgage Banking Subsidiary to banks or other lenders, and less the aggregate principal amount of all mortgage loans held for sale by such Mortgage Banking Subsidiaries which are pledged, assigned or otherwise encumbered, to the extent that said aggregate amount exceeds the aggregate principal amount of notes payable by such Mortgage Banking Subsidiary to banks or other lenders, and (b) 1.5% of the principal amount of all mortgages serviced by such Mortgage Banking Subsidiary, less any loans or other financing to such Mortgage Banking Subsidiary associated with the servicing portfolio (exclusive of those amounts deducted in the calculation required under clause (a) above) if, and to the extent that, the servicing rights with respect to such mortgages are not subject to any Lien; (iii) assign, transfer, pledge, hypothecate or encumber in any way the Mortgage Banking Subsidiaries Note, any interest therein or any sums due or to become due thereunder; (iv) modify, amend, extend or in any way change the terms of the Mortgage Banking Subsidiaries Note; (v) make any principal advances to any Mortgage Banking Subsidiary, under the Mortgage Banking Subsidiaries Note or otherwise, at any time after the Agent has been granted a security interest in the Mortgage Banking Subsidiaries Note except to the extent of any principal prepayments under the Mortgage Banking Subsidiaries Note in excess of the mandatory principal payments required thereunder; or (vi) permit a Mortgage Banking Subsidiary to enter into any agreement or agreements which (a) in any way restrict the payment of dividends by such Mortgage Banking Subsidiary or (b) individually, or in the aggregate, impose any restriction on the repayment of any indebtedness of a Mortgage Banking Subsidiary to any Person (including, without limitation, the indebtedness payable under the Mortgage Banking Subsidiaries Note) other than a restriction on the payment of the last $5,000,000 of principal indebtedness of UAMC (i.e., such permitted restriction shall be applicable only after the aggregate principal amount of indebtedness owed by UAMC to any Person shall be less than or equal to $5,000,000).

        SECTION 7.15. ADJUSTED NET WORTH OF MORTGAGE BANKING SUBSIDIARIES. Permit the Adjusted Net Worth of the Mortgage Banking Subsidiaries at any time to be less than $40,000,000. For purposes of this Section 7.15, the term "Adjusted Net Worth" shall mean the combined net worth of the Mortgage Banking Subsidiaries as computed in accordance with United States generally accepted accounting principles reduced by the amount of intangibles of the Mortgage Banking Subsidiaries (such as goodwill, purchased servicing, excess servicing, trademarks), plus two and one-half (2-1/2) times the combined Mortgage Banking Subsidiaries' annualized gross servicing revenue (including service fees, late fees and other ancillary servicing fees). If and when the Mortgage Banking Subsidiaries cannot maintain Adjusted Net Worth of $40,000,000 as a result of acquiring servicing, the above computation of Adjusted Net Worth shall be modified to provide for a multiple of three (3) times annualized gross servicing revenue (as defined above).

        SECTION 7.16. LIENS AND ENCUMBRANCES. Agree with any third party not to create, assume or suffer to exist any Lien securing a charge or obligation, on or of any of its property, real or personal, whether now owned or hereafter acquired.

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


                                  ARTICLE VIII

                                   COLLATERAL

        SECTION 8.01. SECURITY FOR OBLIGATIONS. Upon the request of the Agent (which may not be made without the prior written or telegraphic consent from the Required Lenders and which shall be made upon the written or telegraphic request of the Required Lenders), the Borrower shall grant the Agent, on behalf of the Lenders, as security for the payment in full of all the Obligations, (i) First Mortgages on Real Estate owned by the Borrower and selected by the Agent having an aggregate Collateral Value not less than the Revolving Collateral Value, and
(ii) a first lien and security interest in the Mortgage Banking Subsidiaries Note; PROVIDED, HOWEVER, that in no event shall the Agent request a security interest in the Mortgage Banking Subsidiaries Note under clause (ii) above prior to requesting the First Mortgages under clause (i) above. Notwithstanding anything to the contrary provided in this Agreement, the Borrower agrees that the security agreement relating to the Mortgage Banking Subsidiaries Note shall require all principal payments payable under the Mortgage Banking Subsidiaries Note to be made directly to the Agent and applied to the principal outstanding under the Notes as required under Section 2.04. The Appraised Value of all Real Estate so selected by the Agent shall be determined by an independent MAI appraiser selected by the Agent as of a date reasonably close to the date the particular Collateral is required to be delivered to Agent pursuant to an appraisal which has been reviewed and approved by the Agent. In selecting any appraiser and reviewing any appraisal, the Agent shall follow the same procedures as used in connection with loans held by the Agent for its own account, and the Agent agrees to communicate and, as appropriate, consult with the Lenders in connection therewith. Notwithstanding such communication and consultation, the final determination of the Agent shall govern and control. To the extent that, in its review of any appraisal, the Agent determines that any clarifications or corrections are necessary, the Agent shall communicate its comments to the appraiser and require the appraiser to revise or supplement its appraisal report, as appropriate. Currently, the selection of appraisers and review of appraisals by the Agent is performed by the Real Estate Valuation Services Unit of the Agent and appraisals are reviewed to determine compliance with the appraisal requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 and the regulations promulgated thereunder. However, the department or unit of the Agent selecting appraisers and reviewing appraisals and the nature of the review of appraisals is subject to change.

        SECTION 8.02. COLLATERAL VALUE.

        (a) From the date that the Agent requests collateralization pursuant to
Section 8.01 hereof until payment in full of all the Obligations, the Borrower at all times shall cause the Obligations to be secured by Mortgages on or security interests in Collateral that has an aggregate Collateral Value not less than the Revolving Collateral Value.

        (b) The Agent shall have the right (which it may exercise at any time it deems appropriate, but which it in any event shall exercise at the written request of the Required Lenders), not more than once during each 12-month period following the Effective Date, to retain one or more independent MAI appraisers to determine the Appraised Value of all Real Estate owned by the Borrower that is part of the Collateral.

        (c) If, as a result of those appraisals or any principal payment made with respect to one or more Mortgage Receivables that is part of the Collateral, the Agent shall determine that the aggregate Collateral Value of all the Collateral is less than the Revolving Collateral Value, the Agent shall so advise the Borrower in writing and the Borrower shall, promptly (and in any event within 30 days) after receipt of that notice, grant the Agent, as security for the payment in full of all the Obligations, First Mortgages on Real Estate owned by the Borrower and selected by the Agent having an aggregate Collateral Value sufficient to remedy the deficiency. In the event that the Agent fails to take any of the actions required in this subsection (c), the Required Lenders shall have the right to take such actions.

        SECTION 8.03. RELEASES.

        (a) Each Mortgage executed and delivered by the Borrower to the Agent hereunder shall provide that, so long as no Event of Default or any Unmatured Default shall have occurred and be continuing, the Agent shall execute and deliver to the Borrower a release of the lien of the Mortgage from all or any part of the Real Estate subject thereto upon (i) the sale of the Real Estate to be released either for (a) cash in an amount not less than 100% of the Appraised Value of the Real Estate, PROVIDED that the cash proceeds of the sale are applied to the prepayment of the Notes to the extent (if any) required by
Section 2.04 hereof, or (b) a cash downpayment and a Mortgage Receivable in an aggregate amount equal to 100% of the Appraised Value of the Real Estate, PROVIDED that the cash downpayment is applied to the prepayment of the Notes to the extent (if any) required by Section 2.04 hereof and the Mortgage Receivable is assigned to the Agent as additional security for the payment in full of the Obligations, and (ii) the Borrower's granting to the Agent, on or before the date of the release, First Mortgages on Real Estate owned by the Borrower and selected by the Agent having an aggregate Collateral Value not less than the Collateral Value of the released Collateral.

        (b) So long as no Event of Default or Unmatured Default shall have occurred and be continuing, the Agent shall deliver to the appropriate Borrower a duly executed assignment of each Mortgage Receivable assigned to the Agent as security for the Obligations, together with the relevant promissory note and Mortgage documents, at such time as, pursuant to the proviso to Section 2.04, the Borrower no longer is required to apply the proceeds of principal payments made under the Mortgage Receivable to the payment of the principal of the Notes.

        SECTION 8.04. SUBSTITUTE OR ADDITIONAL COLLATERAL. Anything in Section 8.01, Section 8.02 or Section 8.03 hereof to the contrary notwithstanding, in any instance that the Borrower is required, pursuant to one of those Sections, to grant the Agent First Mortgages on Real Estate owned by the Borrower and selected by the Agent, the Borrower may, subject to the consent of the Required Lenders (which may be granted or denied in their sole and absolute discretion), grant the Agent, in lieu of or in addition to those First Mortgages, a security interest in Mortgage Receivables owned by the Borrower and selected by the Agent, and/or Junior Mortgages of highest available priority on Real Estate owned by the Borrower and selected by the Agent (with the approval of the Required Lenders), having an aggregate Collateral Value sufficient to satisfy the requirements of the relevant Section.

        SECTION 8.05. COLLATERAL DOCUMENTATION. In each instance that the Borrower is required to grant the Agent a Mortgage on or security interest in one of its assets pursuant to any of the foregoing provisions of this Article VIII, the Borrower shall deliver to the Agent the following documentation:

        (a)    If the asset is Real Estate:

            (i) a duly executed and acknowledged instrument, in form and substance satisfactory to the Agent, granting the Agent, on behalf of the Lenders, a First Mortgage or Junior Mortgage, as the case may be, on the Real Estate;

           (ii) a mortgagee's title insurance policy, issued by a substantial and reputable title insurance company satisfactory to the Agent, insuring the lien of the Mortgage and listing the Agent as the insured party and containing such endorsements as shall be requested by the Agent;

          (iii) a phase I environmental report issued in favor of the Agent by an environmental engineering firm which is fully satisfactory to the Agent indicating the that property is free from all hazardous substances and environmental concerns; and

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


           (iv) such other documentation as the Agent may reasonably request (including, without limitation, an Assignment of Leases, Rents and Profits, UCC-1 Financing Statements, collateral assignments of agreements relating to the relevant property, a survey of the property, and insurance certificates naming the Agent under a mortgagee endorsement which is acceptable to Agent).

        (b)    If the asset is a Mortgage Receivable:

            (i) a duly executed and acknowledged assignment, in form and substance satisfactory to the Agent, of such Mortgage Receivable to the
       Agent on behalf of the Lenders;

           (ii) the original promissory note (duly endorsed to the Agent, on behalf of the Lenders) and the original Mortgage documents;

          (iii) either (x) an existing title insurance policy insuring the lien of the Mortgage and listing the Borrower as the insured party, together with an endorsement thereof to the Agent, or (y) a mortgagee's title insurance policy, issued by a substantial and reputable title insurance company satisfactory to the Agent, insuring the lien of the Mortgage and listing the Agent as insured party;

           (iv) an opinion of counsel to the Borrower, dated the date of execution and delivery of the assignment and addressed to the Lenders, to the effect that, subject to due compliance with the recording and/or filing requirements of applicable law, the Agent has a valid and perfected security interest in the Mortgage Receivable. The Borrower shall instruct its counsel to prepare its opinion and deliver it to Lenders for their benefit, and such opinion shall contain a statement to such effect;

            (v) a phase I environmental report issued in favor of the Agent by an environmental engineering firm which is fully satisfactory to the Agent indicating that the property is free from all hazardous substances and environmental concerns; and

            (vi) such additional documentation as the Agent may reasonably request.

        (c)    If the asset is the Mortgage Banking Subsidiaries Note:

            (i) a duly executed pledge and security agreement, in form and substance satisfactory to Agent, granting the Agent on behalf of the Lenders, a first lien on, and security interest in, the Mortgage Banking Subsidiaries Note;

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


           (ii) an endorsement or allonge to the Mortgage Banking Subsidiaries Note, in form and substance satisfactory to Agent, transferring the Mortgage Banking Subsidiaries Note to Agent on behalf of the Lenders; and

          (iii) a written acknowledgment from the Company that the Agent holds the Mortgage Banking Subsidiaries Note as Collateral for the Obligations.

        (d) If the asset is unrestricted cash and/or Net Proceeds referred to in clauses (i) or (ii) of the definition of "Borrowing Base" in Section 2.01, the Borrower shall execute and deliver to the Agent such collateral assignments, security agreements, cash collateral agreements and financing statements in respect thereof as shall be requested by the Agent from time to time.

All the foregoing documents shall be delivered to the Agent on or before the date that the Borrower is required to grant the Agent the relevant Mortgage or security interest, except that the items specified in clauses (a)(ii) and
(b)(iii) above shall be delivered to the Agent as soon as available, but in no event more than 30 days after the date of recording of the relevant Mortgage or assignment. All of the documentation and other items required under this Section
8.05 must be fully satisfactory, both in form and substance, to the Agent. In addition to the foregoing, the Borrower shall, at the request of the Agent, execute and deliver to the Agent such assignments, pledges, deeds, Mortgages, financing statements and other documents, and cause to be done such further acts, all as the Agent from time to time may deem necessary or appropriate to evidence, confirm, perfect or protect any Mortgage or security interest required to be granted to the Agent hereunder.

 SECTION 8.06.   POWERS AND DUTIES OF THE BORROWER WITH RESPECT TO THE
                 COLLATERAL.

        (a) Subject to the provisions of this Agreement, so long as no Event of Default shall have occurred and be continuing, the Borrower shall have the right to deal with, manage and administer the Collateral and to collect and use the proceeds thereof in such manner as it shall deem appropriate (subject to the provisions of Section 2.04), including, without limitation, the right to engage in development and/or construction activities with respect to any Real Estate constituting part of the Collateral; PROVIDED, HOWEVER, that the Borrower shall not be entitled to exercise that right in any manner that would conflict with or prejudice the continued validity or perfection of any Mortgage or security interest in any Collateral held by the Agent pursuant to this Agreement. Subject to the foregoing provision, the Agent shall, at the reasonable request of the Borrower, consent to and, when necessary, join in such plats, zoning applications, utility easements and similar instruments (all of which shall be in form and substance satisfactory to the Agent) as may be required in connection with the Borrower's management or administration of any item of Collateral.

        (b) Unless the Borrower shall have been notified, pursuant to Section
9.03 hereof, that it has been discharged from its right to deal with, manage and administer all items of the Collateral, the Borrower shall, subject to the provisions of this Agreement, manage and administer all the Collateral in such manner as they shall deem appropriate, without charge to the Lenders; PROVIDED, HOWEVER, that the Borrower shall remain fully responsible for all its obligations as owner, creditor or otherwise with respect to the Collateral.

        SECTION 8.07. POWER OF ATTORNEY. With respect to the Collateral which the Agent may from time to time hold and/or be entitled to obtain hereunder, the Agent hereby is irrevocably appointed by the Borrower as Borrower's true and lawful attorney-in-fact with full power, from time to time, to (i) take possession of and endorse in Borrower's name any Mortgages, deeds, pledges, assignments and other documents and any notes, checks, drafts, bills of exchange, money orders and any other documents received in payment for or on account of those assets and properties, (ii) to collect, sue for and give acquittance for moneys due on account of those assets and properties, (ii) to withdraw any claims, suits or proceedings pertaining to or arising out of those assets and properties. The foregoing appointment is with full power of substitution and is coupled with an interest. The Agent shall not be liable for any failure to collect or enforce the payment of any of those assets and properties.



                                   ARTICLE IX

                                EVENTS OF DEFAULT

        SECTION 9.01. EVENTS OF DEFAULT. In case of the happening of any of the following events (hereinafter called "Events of Default"):

        (a) any representation or warranty made or deemed made by or on behalf of the Borrower to the Lenders or the Agent under or in connection with this Agreement shall be false or misleading in any material respect when made;

        (b) any report, certificate, financial statement or other document or instrument furnished in connection with this Agreement or the Loans hereunder shall be false or misleading in any material respect when furnished;

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


        (c) default shall be made in the payment of (i) the principal of any of the Notes when and as due and payable, or (ii) the interest on any of the Notes, any fees or any other sums due pursuant to Article II, within 5 days after the same becomes due and payable;

        (d) default shall be made with respect to any Indebtedness or Contingent Obligations of the Borrower (other than the Indebtedness evidenced by the Notes), or in any net liabilities under interest rate swap, exchange or cap agreements, beyond any applicable period of grace, or default shall be made with respect to the performance of any other obligation incurred in connection with any such Indebtedness or liabilities beyond any applicable period of grace, or default shall be made with respect to any other liability of $10,000 or more, if the effect of any such default is to accelerate the maturity of such Indebtedness or liability or to cause any other liability to become due prior to its stated maturity, or any such Indebtedness or liability shall not be paid when due and such default shall not have been remedied or cured by the Borrower or waived by the obligor;

        (e) default shall be made in the due observance or performance of any of the provisions of Article VII or Article VIII of this Agreement;

        (f) default shall be made in the due observance or performance of any other covenant, agreement or condition on the part of the Borrower to be performed, and such default shall have continued for a period of 30 days after the occurrence thereof;

        (g) the Borrower shall (i) petition or apply for, seek, consent to, or acquiesce in, the appointment of a receiver, trustee, examiner, custodian, liquidator or similar official of the Borrower or any of its properties or assets, (ii) be unable, or admit in writing its inability, to pay its debts as they mature, (iii) make a general assignment for the benefit of or a composition with its creditors, (iv) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (v) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect, or file a petition or an answer seeking dissolution, winding up, liquidation or reorganization or an arrangement with creditors or a composition of its debts or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debts, dissolution or liquidation law or statute or other statute or law for the relief of debtors, or file any answer admitting the material allegations of a petition filed against it in any proceeding under such law, or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, or if corporate or other action shall be taken by the Borrower for the purpose of effecting any of the foregoing, or (vi) fail to contest in good faith any appointment or proceeding described in Section 9.01(h);

        (h) an order, judgment, or decree shall be entered without the application, approval, or consent of the Borrower by any court of competent jurisdiction appointing a receiver, trustee or liquidator of the Borrower or a proceeding described in Section 9.01(g) shall be instituted against the Borrower, and such appointment shall continue undischarged or such proceeding continues undismissed or unstayed for any period of 45 days;

        (i) final judgment for the payment of money in excess of $25,000 shall be rendered against the Borrower and the same shall remain undischarged for a period of 30 days during which execution shall not be effectively stayed or contested in good faith;

        (j) final judgment(s) for the payment of money in excess of an aggregate of $250,000 shall be rendered against the Borrower (or any of them) after the Effective Date and shall remain undischarged for a period of ten days;

        (k) there shall occur any Event or Events which, individually or in the aggregate, shall be deemed by the Required Lenders to have had a Material Adverse Effect;

        (l) The Borrower shall be the subject of any proceeding or investigation pertaining to the release by the Borrower, any of its Subsidiaries or any other Person of any toxic or hazardous waste or substance into the environment, or any violation of any federal, state or local environmental, health or safety law or regulation, which, in either case, could reasonably be expected to have a Material Adverse Effect; or

        (m) The occurrence of any "default", as defined in any Loan Document (other than this Agreement or the Notes) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement or the Notes), which default or breach continues beyond any period of grace therein provided;

then, or at any time thereafter during the continuance of any such event, the Required Lenders (or the Agent on their behalf) may, by written or telegraphic notice to the Borrower, (i) terminate the Aggregate Commitment and/or (ii) declare all the Obligations to be forthwith due and payable, without presentment, demand, protest or other notice of any kind, all of which the Borrower hereby expressly waives, anything contained herein or in the Notes to the contrary notwithstanding; PROVIDED, HOWEVER, that upon the happening of any of the events set forth in subsection (g) or subsection (h) above the obligations of the Lenders to make Loans hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent or any Lender and without presentment, demand, protest or other notice of any kind, all of which the Borrower hereby expressly waives.

        SECTION 9.02. RIGHT TO RESCIND ACCELERATION. If, within 30 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans hereunder as a result of any Event of Default (other than any Event of Default as described in Section 9.01(g) or (h) with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

        SECTION 9.03. RIGHTS AS TO COLLATERAL.

        (a) If, on the Maturity Date, the Borrower shall not have paid in full all the Obligations, the Agent, with the consent of the Required Lenders, shall take (and/or shall cause one or more of its designees to take) any or all of the following actions, after giving at least three Business Days' (which notice period the Borrower acknowledges to be adequate and reasonable) written notice to the Borrower (a single such notice being sufficient to entitle the Agent to take one or more of the actions described below):

            (i) prohibit the Borrower from taking any action otherwise permitted by Section 8.06(a) hereof, and/or discharge the Borrower from their right to manage and administer the items of Collateral as provided in
        Section 8.06(b) hereof;

           (ii) notify the mortgagors, obligors, lessees or other parties interested in any item of the Collateral of the interest of the Lenders therein and of any action proposed to be taken with respect thereto, and inform any of those parties that all payments otherwise payable to the Borrower with respect thereto thereafter shall be made to the Agent until all the Obligations have been paid in full;

          (iii) receive and retain all payments and all other distributions of any kind with respect to any and all of the Collateral;

           (iv) exercise any rights of voting or consent pertaining to any item of Collateral to the same extent as if the Agent were the outright owner thereof for the benefit of the Lenders, or cause any item of the Collateral to be transferred to its own name and have such transfer recorded in any place or places deemed appropriate by the Agent;

            (v) deal with the Collateral in all respects as if it were the outright owner thereof for the benefit of the Lenders;

           (vi) take such action as directed by the Required Lenders with respect to the sale, assignment and delivery of the whole of, or from time to time any one or more items of, the Collateral, including, without limitation: to sell, assign and deliver the whole of, or from time to time any part of, the Collateral at any broker's board or at any private sale or at public auction, with or without demand on the Borrower or advertisement of the time or place of sale or adjournment thereof or otherwise, for cash, for credit or for other property, for immediate or future delivery, and for such price or prices and on such terms as the Required Lenders in their discretion may determine, and the Agent or any of the other Lenders may bid for and purchase the whole or any one or more items of the Collateral so sold free from any right or equity of redemption; to adjourn any such sale or cause the same to be adjourned from time to time to a subsequent time and place announced at the time and place fixed for the sale; and to carry out any agreement to sell any item or items of Collateral in accordance with the terms of such agreement, notwithstanding that after the Agent shall have entered into such agreement, all the Obligations may have been paid in full; and

          (vii) in addition to, and not by way of limitation of, any of the rights specified above, exercise any and all rights and remedies afforded to it, as a secured party in possession of collateral or otherwise, under any and all applicable provisions of laws.

        (b) The Agent, any Person designated by the Agent to take any of the action as enumerated in subsection (a) above, any of the Lenders, and their respective officers, directors, employees, agents and counsel shall not incur any liability (other than for acts or omissions amounting to gross negligence or willful misconduct) as a result of the sale of the Collateral, or any part thereof, in a commercially reasonable manner in accordance with the provisions of subsection (a)(vi) above or of applicable law, or for the failure to sell or offer for sale the Collateral, for any reason whatsoever. The Borrower waives any claims (other than those attributable to acts or omissions amounting to gross negligence or willful misconduct) against the Agent, any Person designated by the Agent to take any action, the Lenders, and their respective officers, directors, employees, agents and counsel arising with respect to the price at which the Collateral, or any part thereof, may have been sold or by reason of the fact that such price was less than the aggregate of all the Obligations, PROVIDED that all such sales have been effected in a commercially reasonable manner.

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


        (c) The Agent shall collect the cash proceeds received from any sale or other disposition or from any other source contemplated by subsection (a) above and, after deducting all costs and expenses incurred by the Agent, any person designated by the Agent to take any of the actions enumerated in subsection (a) above, and the Lenders (other than in connection with the purchase by any of the Lenders of any item of the Collateral) in connection with such collection and sale (including, without limitation, reasonable counsel fees and expenses), shall apply the same in accordance with the provisions of Section 9.04 below. Noncash proceeds received by the Agent shall be held by it, unless and until instructions are received from the Required Lenders to distribute those proceeds. Upon any such distribution in the order set forth in Section 9.04 below, the Obligations shall be reduced by the fair market value of any such noncash proceeds.

        (d) If the amount of all proceeds received in liquidation of the Collateral which shall be applied to payment of the Obligations shall be insufficient to pay all the Obligations in full, the Borrower acknowledges that it shall continue to remain liable for any deficiency, together with any interest thereon and costs of collection thereof (including reasonable counsel fees and legal expenses), in accordance with the terms of this Agreement and the other Loan Documents. The Agent shall account to the Borrower as to all applications of the proceeds of the Collateral in reduction of the Obligations.

        (e) Notwithstanding the foregoing, none of the provisions of this
Section 9.03 shall confer on the Agent or any of the Lenders any rights or privileges not permissible under applicable law; PROVIDED, HOWEVER, that to the extent the Borrower may waive any provisions of applicable law which would or could be in conflict with the terms of this Section 9.03, the Borrower hereby expressly waives the application of any such laws and provisions.

        (f) In connection with the foregoing provisions of this Section 9.03, the Borrower from time to time promptly shall execute and deliver, or cause to be executed and delivered, to the Agent such reasonable documents and instruments, and take or cause to be taken other reasonable and lawful action, as the Agent reasonably shall deem necessary or desirable to enable it to exercise any of the rights with respect to the Collateral granted to it pursuant to this Section 9.03.

        SECTION 9.04. APPLICATION OF FUNDS. In the event that all the Obligations shall have become or been declared due and payable pursuant to the terms of Section 9.01 hereof, the Lenders agree, by and among themselves (and, with respect to subsection (f) below, with the Borrower), that any funds received from or on behalf of the Borrower (pursuant to the provisions of Section 9.03 or otherwise) by the Agent or any of the Lenders (except funds retained by any Lender pursuant to the terms of Section

11.01 hereof) shall be remitted to the Agent, if received by any Lender, and applied by the Agent (in the case of subsections (c), (d) and (e) below), on a pro rata basis among the Lenders in accordance with their respective percentages of the Aggregate Commitment in the following manner and order:

        (a) first, to pay to or reimburse the Agent for any out-of-pocket expenses for which it is entitled to be paid or reimbursed pursuant to the provisions of Section 13.03 hereof;

        (b) second, to reimburse any of the Lenders pursuant to the provisions of Section 13.03 hereof;

        (c) third, to payment of accrued and unpaid interest due on the Notes;

        (d) fourth, to payment of the outstanding principal of the Notes;

        (e) fifth, to payment in full of all the remaining Obligations; and

        (f) sixth, any remainder shall be returned to the Borrower or as otherwise required by applicable law.



                                    ARTICLE X

                                    THE AGENT

        SECTION 10.01. APPOINTMENT. The First National Bank of Chicago is hereby appointed Agent hereunder and under each other Loan Document and, subject to the provisions of Section 10.13 below, each of the Lenders irrevocably authorizes the Agent to act as the agent of such Lender. The Agent agrees to act as such upon the express conditions contained in this Article X. The Agent shall not have a fiduciary relationship in respect of any Lender by reason of this Agreement.

        SECTION 10.02. POWERS. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

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


        SECTION 10.03. GENERAL IMMUNITY. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except for its or their own gross negligence or willful misconduct.

        SECTION 10.04. NO RESPONSIBILITY FOR LOANS, RECITALS, ETC. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document; (iii) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness (except its own due execution thereof) of any Loan Document or any other instrument or writing furnished in connection therewith. Further, the Agent assumes no obligation to any other Lender as to the collectibility of any Loans made by any Lender to the Borrower. Each Lender expressly acknowledges that the Agent has not made any representations or warranties to it on or prior to the date hereof and that no act by the Agent hereafter taken shall be deemed to constitute any representation or warranty by the Agent to any other Lender. Each Lender acknowledges that it has taken and will take such action and make such investigation as it deems necessary to inform itself as to the affairs and creditworthiness of the Borrower.

        SECTION 10.05. EMPLOYMENT OF AGENTS AND COUNSEL. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

        SECTION 10.06. RELIANCE ON DOCUMENTS; COUNSEL. The Agent shall not be under a duty to examine into or pass upon the validity, effectiveness, genuineness or value of this Agreement, the Notes or any other document furnished pursuant hereto or thereto or in connection herewith, and the Agent shall be entitled to assume that the same are valid, effective and genuine and what they purport to be. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document reasonably believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be

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


employees of the Agent. The Agent shall not be liable for any action taken or suffered in good faith by it based on or in accordance with any of the foregoing.

        SECTION 10.07. NO WAIVER OF RIGHTS. With respect to its Commitment, Loans made by it and the Note issued to it, the Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it was not the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to and issue letters of credit for the account of, and generally engage in any kind of business with the Borrower or its Affiliates (including, without limitation, trust, debt, equity and other transactions) in addition to the transaction contemplated by this Agreement or any other Loan Document; it being expressly understood and agreed that neither the Agent nor any other Lender shall be deemed by the execution hereof to have waived any rights under any term loan or other agreement with the Borrower relating to any other business or loans to the Borrower not a part of the Aggregate Commitment under this Agreement.

        SECTION 10.08. KNOWLEDGE OF EVENT OF DEFAULT. It is expressly understood and agreed that the Agent shall be entitled to assume that no Event of Default or Unmatured Default has occurred and is continuing, unless the officers of the Agent active on the Borrower's account have actual knowledge of such occurrence or have been notified by a Lender that such Lender considers that an Event of Default or Unmatured Default has occurred and is continuing and specifying the nature thereof.

        SECTION 10.09. AGENT'S REIMBURSEMENT AND INDEMNIFICATION. The Lenders agree to reimburse and indemnify the Agent ratably in accordance with their respective Pro Rata Shares (i) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, PROVIDED that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent.

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


        SECTION 10.10. NOTICES TO THE BORROWER. In each instance that a notice is required, pursuant to the terms hereof, to be given by one or more of the Lenders to the Borrower, the Lenders desiring that such notice be given shall so advise the Agent (which advice, if given by telephone, shall be promptly confirmed by telex or letter to the Agent at its address listed in the signature pages hereto), which shall transmit such notice to the Borrower promptly after its having been so advised by the appropriate number of Lenders; PROVIDED, HOWEVER, that subject to the provisions of Section 10.14 hereof, if the Agent shall fail to transmit such notice to the Borrower within a reasonable period of time after its having been so advised by the appropriate number of Lenders, the Lenders desiring that such notice be given may transmit such notice directly to the Borrower.

        SECTION 10.11. ACTION ON INSTRUCTIONS OF LENDERS. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

        SECTION 10.12. LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

        SECTION 10.13. RESIGNATION OR REMOVAL OF THE AGENT. If, at any time, Lenders holding Notes having aggregate outstanding principal balances equal to at least 75% of the then outstanding amount of the Aggregate Commitment (excluding from such computation the Agent and its Notes) shall deem it advisable, those Lenders may submit to the Agent notification by certified mail, return receipt requested of its removal as Agent under this Agreement, which removal shall be effective as of the date of receipt of such notice by the Agent. If, at any time, the Agent shall deem it advisable, in its sole discretion, it may submit to each of the Lenders written notification, by certified mail, return receipt requested, of its resignation as Agent under this Agree-ment, which resignation shall be effective as of thirty days after the date of such notice. In the event of any such removal or resignation, the Required Lenders may appoint a successor to the Agent. In the event the Agent shall have resigned and/or have been removed and so long as no successor shall have been appointed, the Borrower shall make all payments due each Lender hereunder directly to that Lender and all powers specifically delegated to the Agent by the terms hereof may be exercised by the Required Lenders. Upon the removal or resignation of the Agent, the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. After the removal or resignation of the Agent, the provisions of this Article X shall continue in effect for its benefit in respect of any actions taken or omitted to be taken while it was acting as the Agent hereunder and under the other Loan Documents.

        SECTION 10.14. BENEFITS OF ARTICLE X. None of the provisions of this
Article X shall inure to the benefit of the Borrower or of any Person other than Agent and each of the Lenders and their respective successors and permitted assigns. Accordingly, neither the Borrower nor any Person other than Agent and the Lenders (and their respective successors and permitted assigns) shall be entitled to rely upon, or to raise as a defense, the failure of the Agent or any Lenders to comply with the provisions of this Article X.



                                   ARTICLE XI

                            SETOFF; RATABLE PAYMENTS

        SECTION 11.01. SETOFF. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Event of Default or Unmatured Default occurs, any indebtedness from any Lender to the Borrower (including all account balances, whether provisional or final and whether or not collected or available) may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of any such set-off and application. The rights of each Lender under this Section 11.01 are in addition to any other rights and remedies which that Lender may have under this Agreement or otherwise.

        SECTION 11.02. RATABLE PAYMENTS. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to Sections 3.01, 3.02 or 3.04) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of

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


the Loans held by the other Lenders so that after such purchase each Lender will hold its Pro Rata Share of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in accordance with their respective Pro Rata Shares. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.



                                   ARTICLE XII

                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

        SECTION 12.01. SUCCESSORS AND PERMITTED ASSIGNS. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and permitted assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section 12.03. Notwithstanding clause
(ii) of this Section, any Lender may at any time, without the consent of the Borrower or the Agent, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank; PROVIDED, HOWEVER, that no such assignment shall release the transferor Lender from its obligations hereunder. The Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with Section 12.03 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor. A Lender may not assign less than the lesser of its Commitment or $10,000,000.

        SECTION 12.02. PARTICIPATIONS.

        (a) PERMITTED PARTICIPANTS; EFFECT. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a

Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

        (b) VOTING RIGHTS. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Commitment, releases any guarantor of any such Loan or releases any substantial portion of collateral, if any, securing any such Loan.

        (c) BENEFIT OF SETOFF. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.01 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, PROVIDED that each Lender shall retain the right of setoff provided in Section 11.01 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.01, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.02 as if each Participant were a Lender.

        SECTION 12.03. ASSIGNMENTS.

        (a) PERMITTED ASSIGNMENTS. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit C hereto. Unless an Event of Default has occurred and is continuing, the consent of the Borrower and the Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof. Such consent shall be substantially in the form attached as Exhibit C-2 hereto and shall not be unreasonably withheld.

        (b) EFFECT; EFFECTIVE DATE. Upon (i) delivery to the Agent of a notice of assignment, substantially in the form attached as Exhibit C-1 hereto (a "Notice of Assignment"), together with any consents required by Section 12.03(a), and (ii) payment of a $4,000 fee to the Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.03(b), the transferor Lender, the Agent and the Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their Commitment, as adjusted pursuant to such assignment.

        (c) DISSEMINATION OF INFORMATION. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries.

        (d) TAX TREATMENT. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any state thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 2.19.

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


                                  ARTICLE XIII

                                  MISCELLANEOUS

        SECTION 13.01. NOTICE.

        (a) Except as otherwise permitted by Section 2.14 with respect to borrowing notices, all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received (or when delivery is refused); any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes).

        (b) The Borrower, the Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

        SECTION 13.02. SURVIVAL OF REPRESENTATIONS. All covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by the Lenders of any Loans herein contemplated and the execution and delivery to the Lenders of the Notes evidencing the Commitments, and shall continue in full force and effect until all of the Obligations have been paid in full and the Aggregate Commitment has been terminated.

        SECTION 13.03. EXPENSES. The Borrower shall pay (i) all expenses, including attorneys' fees and disbursements (which attorneys may be employees of the Agent or any Lender), incurred by the Agent and any Lender in connection with the administration of this Agreement and the other Loan Documents, any amendments, modifications or waivers with respect to any of the provisions thereof and the enforcement and protection of the rights of the Lenders and the Agent under this Agreement or any of the other Loan Documents, including all recording and filing fees, documentary stamp, intangibles and similar taxes, title insurance premiums, appraisal fees and other costs and disbursements incurred in connection with the taking of collateral and the perfection and preservation of the Lenders' security therein, and (ii) the reasonable fees and the disbursements of Agent's attorneys (which attorneys may be employees of the Agent) in connection with the preparation, negotiation, execution, delivery and review of this Agreement, the Notes and the other Loan Documents (whether or not the transactions contemplated by this Agreement shall be consummated) and the closing of the transactions contemplated hereby. Expenses being reimbursed by the Borrower under this

Section include, without limitation, the cost and expense of obtaining an appraisal of each parcel of real property or interest in real property which serves or is proposed as Collateral, which appraisals shall be in conformity with the applicable requirements of any law or any governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, including, without limitation, the provisions of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, reformed or otherwise modified from time to time, and any rules promulgated to implement such provisions.

        SECTION 13.04. INDEMNIFICATION OF THE LENDERS AND THE AGENT. The Borrower shall indemnify and hold harmless the Agent and each Lender, and their respective directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent or any Lender is a party thereto) which any of them may pay or incur arising out of or relating to, directly or indirectly, this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder; PROVIDED, HOWEVER, that in no event shall the Agent or a Lender have the right to be indemnified hereunder for its own gross negligence or willful misconduct nor shall the Agent be indemnified against any liabilities which arise as a result of any claims made or actions, suits or proceedings commenced or maintained against any Lender (including the Agent, in its capacity as such) (i) by that Lender's shareholders or any governmental regulatory body or authority asserting that such Lender or any of its directors, officers, employees or agents violated any banking or securities law or regulation or any duty to its own shareholders, customers (excluding the Borrower) or creditors in any manner whatsoever in entering into or performing any of its obligations contemplated by this Agreement or (ii) by any other Lender. The obligations of the Borrower under this Section shall survive the termination of this Agreement.

        SECTION 13.05. MAXIMUM INTEREST RATE. It is the intention of the Lenders and the Borrower that the interest (as defined under applicable law) on the Indebtedness evidenced by the Notes which may be charged to, or collected or received from the Borrower shall not exceed the maximum rate permissible under applicable law. Accordingly, anything herein or in any of the Notes to the contrary notwithstanding, should any interest (as so defined) be charged to, or collected or received from the Borrower by the Lenders pursuant hereto or thereto in excess of the maximum legal rate, then the excess payment shall be applied to the reduction of the aggregate outstanding principal balance of the Obligations, and any portion of the excess payment remaining after payment in full thereof shall be returned by the Lenders to the Borrower.

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


        SECTION 13.06. MODIFICATION OF AGREEMENT. No modification, amendment or waiver of any provision of this Agreement or the Notes, nor any consent to any departure by the Borrower therefrom, in any event shall be effective unless the same shall be in writing and signed by the Borrower (or by the Company on their behalf) and by the Required Lenders (or by the Agent on their behalf if the Required Lenders have so authorized the Agent), and then the waiver or consent shall be effective only in the specific instance and for the purpose for which given; PROVIDED, HOWEVER, that no such modification, amendment or waiver shall, without the consent of each Lender affected thereby:

            (i) extend the maturity of any Loan or Note or reduce or forgive the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees thereon;

            (ii) reduce the percentage specified in the definition of Required Lenders;

          (iii) extend the Termination Date, or reduce the amount or extend the payment date for, the mandatory payments required under Section 2.04, or increase the amount of the Commitment of any Lender hereunder, or permit the Borrower to assign its rights under this Agreement; or

          (iv) amend this Section 13.06.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent. No notice to or demand of the Borrower in any case shall entitle the Borrower to any other or further notice or demand in the same, similar or other circumstances.

        SECTION 13.07. PRESERVATION OF RIGHTS. No delay or omission of the Lenders or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Event of Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of an Event of Default or Unmatured Default, or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 13.06, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full.

        SECTION 13.08. JOINT AND SEVERAL OBLIGATIONS OF BORROWER; SEVERAL
                       OBLIGATIONS OF LENDERS.

All obligations, representations and warranties hereunder and under any of the Loan Documents, unless otherwise expressly stated, shall be the joint and several liability of all of the entities comprising the Borrower. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

        SECTION 13.09. SEVERABILITY. If any one or more of the provisions contained in this Agreement or the Notes is held invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

        SECTION 13.10. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which may be executed by one or more of the parties hereto, but all of which, when taken together, shall constitute a single agreement binding on all the parties hereto.

        SECTION 13.11. REPRESENTATION AND WARRANTY BY THE LENDERS. The Lenders represent and warrant to the Borrower that the Notes to be acquired by them hereunder will evidence loans made in the ordinary course of their respective commercial banking or real estate lending businesses.

        SECTION 13.12. THE COMPANY AS AGENT FOR EACH OTHER BORROWER. Each of the entities comprising the Borrower hereby appoints the Company as their agent and attorney-in-fact to execute and deliver any and all documents for an on behalf of the Borrower in connection with the transactions contemplated by this Agreement or any of the other Loan Documents, or in connection with the amendment, modification or termination of any thereof, and hereby agree that upon execution of any such documents or instruments they shall be binding upon each of the Borrower. The Borrower further agrees that the Lenders may rely upon written representations from the Company that it is acting on behalf of the Borrower in accordance with the provisions of this Section

13.12 until such time as it receives notice in writing from the Borrower of the termination of the designation of the Company as agent an attorney-in-fact for each Borrower.

        SECTION 13.13. LOSS, ETC., NOTES. Upon receipt by the Borrower of reasonably satisfactory evidence of the loss, theft, destruction or mutilation of any of the Notes, upon reimbursement to the Borrower of all reasonable expenses incidental thereto and upon surrender and cancellation of the relevant Note, if mutilated, the Borrower shall make and deliver in lieu of that Note (the "Prior Note") a new Note of like tenor, except that no reference need be made in the new Note to any installment or installments of principal, if any, previously due and paid upon the Prior Note. Any Note made and delivered in accordance with the provisions of this Section shall be dated as of the date to which interest has been paid on the unpaid principal amount of the Prior Note.

        SECTION 13.14. GOVERNMENTAL REGULATION. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

        SECTION 13.15. TAXES. Any taxes (excluding federal income taxes on the overall net income of any Lender) or other similar assessments or charges payable or ruled payable by any governmental authority in respect of the Loan Documents shall be paid by the Borrower, together with interest and penalties, if any.

        SECTION 13.16. HEADINGS. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

        SECTION 13.17. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement of the parties hereto with respect to the subject matter hereof; PROVIDED, HOWEVER, that the fees payable by Borrower to First Chicago in consideration of its agreement to serve as Agent hereunder are set forth in a separate letter agreement between Borrower and First Chicago. The parties hereto agree that on the Effective Date the commitments of the Bridge Lenders under the Bridge Credit Agreement shall be terminated and of no further force and effect. This Agreement amends and restates, in its entirety, the Existing Credit Agreement.

        SECTION 13.18. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE

STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL
BANKS.

        SECTION 13.19. CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

        SECTION 13.20. WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.



                   [Signatures appear on the following pages]

        IN WITNESS WHEREOF, the Borrower and the Lenders have caused this Agreement to be duly executed as of the date first above written.

                             BORROWER:


                             LENNAR CORPORATION AND EACH OF THE
                             SUBSIDIARIES LISTED ON SCHEDULE I


                             By:  /S/ ALLAN J. PEKOR
                                ---------------------------------------
                                Allan J. Pekor as Vice President or authorized signatory of each of such corporations


                             Address:
                             Lennar Corporation
                             700 Northwest 107th Avenue
                             Miami, Florida 33172
                             Attention: Leonard Miller, President





                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

COMMITMENTS:          LENDERS:

$45,000,000           THE FIRST NATIONAL BANK OF CHICAGO, Individually
                      and as Agent

                             By: /S/ JAMES BENKO
                                -----------------------------------------
                                 James Benko, Assistant Vice President

                             Address:
                             The First National Bank of Chicago
                             One First National Plaza
                             14th Floor, Suite 0151
                             Chicago, Illinois   60670-0151
                             Attention:  James Benko, Assistant Vice President

                             with a copy to:

                             The First National Bank of Chicago
                             One First National Plaza
                             Suite 0801
                             Chicago, Illinois   60670-0801
                             Attention: Law Department

$43,750,000           BANK OF AMERICA ILLINOIS


                              By: /S/ MARK W. LARIVIERE
                                -----------------------------------------
                                  Mark W. Lariviere, Vice President

                              Address:
                              231 S. LaSalle, 15th Floor
                              Chicago, Illinois 60697
                              Attention: Mark Lariviere, Vice President




                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

$43,750,000           CREDIT LYONNAIS ATLANTA AGENCY


                              By: /S/ DAVID M. CAWRSE
                                -----------------------------------------
                                 David M. Cawrse, Vice President & Manager

                              Address:
                              One Peachtree Center, Suite 4400
                              303 Peachtree Street, N.E.
                              Atlanta, Georgia 30308
                              Attention: Pascal Seris, Vice President

                      CREDIT LYONNAIS CAYMAN ISLAND BRANCH


                              By: /S/ DAVID M. CAWRSE
                                -----------------------------------------
                                 David M. Cawrse, Authorized Signature

                              Address:
                              c/o Credit Lyonnais Atlanta Agency
                              One Peachtree Center, Suite 4400
                              303 Peachtree Street, N.E.
                              Atlanta, Georgia 30308
                              Attention: Pascal Seris, Vice President


$43,750,000           COMERICA BANK

                              By: /S/ BRADLEY A. TERRYN
                                -----------------------------------------
                                  Bradley A. Terryn, Vice President

                              Address:
                              One Detroit Center
                              500 Woodward Avenue, 9th Floor
                              Detroit, Michigan 48226
                              Attention: Bradley A. Terryn, Vice President



                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

$43,750,000           NATIONSBANK, N.A. (SOUTH)

                              By: /S/ DESPINA Z. SIBLEY
                                 -----------------------------------------
                                 Despina Z. Sibley, Vice President

                              Address:
                              100 S.E. 2nd Street
                              Miami, Florida  33131
                              Attention:  Despina Z. Sibley, Vice President

$35,000,000           THE FIRST NATIONAL BANK OF BOSTON

                              By: /S/ LINDA J. CARTER
                                  ---------------------------------------
                                  Linda J. Carter, Vice President

                              Address:
                              115 Perimeter Center Terrace
                              Suite 500
                              Atlanta, Georgia 30346
                              Attention: Linda Carter, Vice President

$25,000,000           THE FUJI BANK, LIMITED
                           NEW YORK BRANCH

                              By: /S/ KATSUNORI NOZAWA
                                  ----------------------------------------
                                  Katsunori Nozawa, Vice President and Manager

                              Address:
                              Two World Trade Center, 79th Floor
                              New York, New York 10048
                              Attention: Vincent Ingato, Vice President

$25,000,000           BARNETT BANK OF SOUTH FLORIDA, N.A.

                              By: /S/ CLAY F. WILSON
                                 ------------------------------------------
                                 Clay F. Wilson, Group Sr. Vice President

                              Address:
                              701 Brickell Avenue, 6th Floor
                              Miami, Florida 33131
                              Attention: Clay F. Wilson, Group Senior
                                            Vice President



                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

$25,000,000           THE DAI-ICHI KANGYO BANK, LTD.,
                            ATLANTA AGENCY


                              By: /S/ TOSHIAKI KURIHARA
                                  ------------------------------------
                                  Toshiaki Kurihara, Joint General Manager

                              Address:
                              Marquis Two Tower, Suite 2400
                              285 Peachtree Center Avenue, N.E.
                              Atlanta, Georgia 30303
                              Attention: David Smith, First Vice President

$25,000,000           THE INDUSTRIAL BANK OF JAPAN, LIMITED,
                                    ATLANTA AGENCY


                              By: /S/ JUNYA FUJIWARA
                                  --------------------------------------
                                  Junya Fujiwara, Senior Vice President

                              Address:
                              191 Peachtree Street, N.E.
                              Suite 3600
                              Atlanta, Georgia 30303
                              Attention: James H. Medders, Vice President

$25,000,000           THE SAKURA BANK, LIMITED


                              By: /S/ HIROYASU JMANISHI
                                  --------------------------------------
                                  Hiroyasu Jmanishi, Vice President &
                                                        Sr. Manager

                              Address:
                              Marquis 1 Tower
                              245 Peachtree Center Avenue
                              Atlanta, Georgia 30303
                              Attention:
                                    Title:


                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

$15,000,000           KREDIETBANK N.V.


                              By: /S/ ROBERT SNAUFFER
                                  --------------------------------------
                                  Robert Snauffer, Vice President

                              Address:
                              125 West 55th Street
                              New York, New York 10019
                              Attention:
                                     Title:

$20,000,000           THE SANWA BANK LIMITED, ATLANTA AGENCY


                              By: /S/ P. J. PAWLAU
                                  --------------------------------------
                                  P.J. Pawlau, Vice President & Senior Manager

                              Address:
                              133 Peach Street, Suite 4750
                              Atlanta, Georgia 30303
                              Attention: P. J. Pawlau
                                       Title: Vice President & Senior Manager

$35,000,000           GUARANTY FEDERAL BANK, F.S.B.


                              By: /S/ RICHARD V. THOMPSON
                                  ----------------------------------------
                                  Richard V. Thompson, Vice President

                              Address:
                              8333 Douglas Avenue
                              Dallas, Texas 75225
                              Attention: Richard V. Thompson
                                      Title: Vice President